Exhibit 99.2

CITIGROUP -- QUARTERLY FINANCIAL DATA SUPPLEMENT	4Q21

Page
Citigroup
Financial Summary	1
Consolidated Statement of Income	2
Consolidated Balance Sheet	3
Segment and Business Details
Net Revenues	4
Income, Regional Average Assets and ROA	5

Institutional Clients Group (ICG)	6
Revenues by Business	7
Global Consumer Banking (GCB)	8
Retail Banking and Cards Key Indicators	9
North America	10 - 12
Latin America(1)	13 - 14
Asia(2)	15 - 16
Corporate / Other	17

Citigroup Supplemental Detail
Average Balances and Interest Rates	18
Deposits	19
EOP Loans	20
Consumer Loan Delinquencies and Ratios
90+ Days	21
30-89 Days	22
Allowance for Credit Losses on Loans and Unfunded Lending Commitments	23 - 24
Components of Provision for Credit Losses on Loans	25
Non-Accrual Assets	26
CET1 Capital and Supplementary Leverage Ratios, Tangible Common Equity,	27
Book Value Per Share and Tangible Book Value Per Share

(1)	Latin America GCB consists of Citi's consumer banking operations in Mexico.
(2)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.

CITIGROUP FINANCIAL SUMMARY

(In millions of dollars, except per share amounts and as otherwise noted)

						4Q21 Increase/				Full	FY	FY	FY 2021 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from				Year	Year	Year	FY 2020 Increase/
	2020	2021	2021	2021	2021	3Q21		4Q20		2019	2020	2021	(Decrease)

Total revenues, net of interest expense(1)(2)	$16,832	$19,667	$17,753	$17,447	$17,017	(2%)		1%		$75,067	$75,501	$71,884	(5%)
Total operating expenses(1)(3)	11,437	11,413	11,471	11,777	13,532	15%		18%		42,783	44,374	48,193	9%
Net credit losses (NCLs)	1,472	1,748	1,320	961	866	(10%)		(41%)		7,768	7,611	4,895	(36%)
Credit reserve build / (release) for loans	(1,848)	(3,227)	(2,446)	(1,149)	(1,176)	(2%)		36%		450	8,311	(7,998)	NM
Provision / (release) for unfunded lending commitments	352	(626)	44	(13)	(193)	NM		NM		92	1,446	(788)	NM
Provisions for benefits and claims, HTM debt securities and other assets	(22)	50	16	9	38	NM		NM		73	127	113	(11%)
Provisions for credit losses and for benefits and claims	(46)	(2,055)	(1,066)	(192)	(465)	NM		NM		8,383	17,495	(3,778)	NM
Income from continuing operations before income taxes	5,441	10,309	7,348	5,862	3,950	(33%)		(27%)		23,901	13,632	27,469	NM
Income taxes(4)	1,116	2,332	1,155	1,193	771	(35%)		(31%)		4,430	2,525	5,451	NM
Income from continuing operations	4,325	7,977	6,193	4,669	3,179	(32%)		(26%)		19,471	11,107	22,018	98%
Income (loss) from discontinued operations, net of taxes	6	(2)	10	(1)	-	100%		(100%)		(4)	(20)	7	NM
Net income before noncontrolling interests	4,331	7,975	6,203	4,668	3,179	(32%)		(27%)		19,467	11,087	22,025	99%
Net income (loss) attributable to noncontrolling interests	22	33	10	24	6	(75%)		(73%)		66	40	73	83%
Citigroup's net income	$4,309	$7,942	$6,193	$4,644	$3,173	(32%)		(26%)		$19,401	$11,047	$21,952	99%

Diluted earnings per share(5):
Income from continuing operations	$1.92	$3.62	$2.84	$2.15	$1.46	(32%)		(24%)		$8.04	$4.73	$10.14	NM
Citigroup's net income	$1.92	$3.62	$2.85	$2.15	$1.46	(32%)		(24%)		$8.04	$4.72	$10.14	NM
Shares (in millions)(5):
Average basic	2,081.9	2,082.0	2,056.5	2,009.3	1,984.3	(1%)		(5%)		2,249.2	2,085.8	2,033.0	(3%)
Average diluted	2,095.7	2,096.6	2,073.0	2,026.2	2,001.6	(1%)		(4%)		2,265.3	2,099.0	2,049.4	(2%)
Common shares outstanding, at period end	2,082.1	2,067.0	2,026.8	1,984.3	1,984.4	-		(5%)

Preferred dividends	$267	$292	$253	$266	$229	(14%)		(14%)		$1,109	$1,095	$1,040	(5%)

Income allocated to unrestricted common shareholders - basic
Income from continuing operations	$4,014	$7,586	$5,889	$4,353	$2,924	(33%)		(27%)		$18,174	$9,899	$20,751	NM
Citigroup's net income	$4,020	$7,584	$5,899	$4,352	$2,924	(33%)		(27%)		$18,171	$9,879	$20,758	NM

Income allocated to unrestricted common shareholders - diluted(5)
Income from continuing operations	$4,021	$7,593	$5,897	$4,361	$2,932	(33%)		(27%)		$18,207	$9,930	$20,781	NM
Citigroup's net income	$4,027	$7,591	$5,907	$4,360	$2,932	(33%)		(27%)		$18,204	$9,909	$20,788	NM

Regulatory capital ratios and performance metrics(6):
Common Equity Tier 1 (CET1) Capital ratio(7)(8)	11.73%	11.78%	11.83%	11.65%	12.2%
Tier 1 Capital ratio(7)(8)	13.31%	13.49%	13.35%	13.15%	13.9%
Total Capital ratio(7)(8)	15.61%	15.64%	15.63%	15.37%	16.1%
Supplementary Leverage ratio (SLR)(8)(9)	7.00%	6.96%	5.84%	5.80%	5.7%
Return on average assets	0.75%	1.39%	1.06%	0.79%	0.53%					0.98%	0.50%	0.94%
Return on average common equity	9.1%	17.2%	13.0%	9.5%	6.4%					10.3%	5.7%	11.5%
Efficiency ratio (total operating expenses/total revenues, net)	67.9%	58.0%	64.6%	67.5%	79.5%	1,200	bps	1,160	bps	57.0%	58.8%	67.0%	820	bps

Balance sheet data (in billions of dollars, except per share amounts)(6):
Total assets	$2,260.1	$2,314.3	$2,327.9	$2,361.9	$2,291.4	(3%)		1%
Total average assets	2,299.3	2,316.8	2,341.8	2,346.0	2,386.0	2%		4%		1,978.8	$2,226.5	$2,347.7	5%
Total deposits	1,280.7	1,301.0	1,310.3	1,347.5	1,317.2	(2%)		3%
Citigroup's stockholders' equity	199.4	202.5	202.2	200.9	202.0	1%		1%
Book value per share	86.43	88.18	90.86	92.16	92.21	-		7%
Tangible book value per share(10)	73.67	75.50	77.87	79.07	79.16	-		7%

Direct staff (in thousands)	210	211	214	220	223	1%		6%

(1)

During 4Q21, Citi reclassified deposit insurance expenses from Interest expense to Other operating expenses for all periods presented. Amounts reclasssified for each quarter were $333 million for 4Q20, $340 million for 1Q21, $279 million for 2Q21, $293 million for 3Q21, and $295 million for 4Q21.

(2)

3Q21 includes an approximate $680 million loss on sale (approximately $580 million after-tax), with both amounts subject to closing adjustments, related to the announced sale of Citi's consumer banking operations in Australia.

(3)

4Q21 includes an approximate $1.052 billion charge (approximately $792 million after-tax), with both amounts subject to closing adjustments, related to Voluntary Early Retirement Plan (VERP) related to the announced wind-down of Citi's consumer banking operations in Korea.

(4) 2Q21 includes an approximate $450 million benefit from a reduction in Citi’s valuation allowance related to its Deferred Tax Assets (DTAs).

(5)

Certain securities are excluded from the second quarter of 2020 diluted EPS calculation because they were anti-dilutive. Year-to-date EPS will not equal the sum of the individual quarters because the year-to-date EPS calculation is a separate calculation.

(6) 4Q21 is preliminary.

(7)

Citi's reportable CET1 Capital and Tier 1 Capital ratios were derived under the U.S. Basel III Standardized Approach framework beginning in June 30, 2021, and the U.S. Basel III Advanced Approaches framework for December 31, 2020 and March 31, 2021, whereas Citi's reportable Total Capital ratios were derived under the U.S. Basel III Advanced Approaches framework for all periods presented. The reportable ratios represent the more binding of each of the three risk-based capital ratios (CET1 Capital, Tier 1 Capital and Total Capital) under both the Standardized Approach and the Advanced Approaches under the Collins Amendment. For the composition of Citi's CET1 Capital and ratio, see page 27.

(8)

Citi has elected to apply the modified transition provision related to the impact of the CECL accounting standard on regulatory capital, as provided by the U.S. banking agencies’ September 2020 final rule. For additional information, see "Capital Resources" in Citi's 2020 Form 10-K.

(9) For the composition of Citi's SLR, see page 27.
(10) Tangible book value per share is a non-GAAP financial measure. For a reconciliation of this measure to reported results, see page 27.

Note: Ratios and variance percentages are calculated based on the displayed amounts. Due to averaging and roundings, quarterly earnings per share may not sum to the YTD totals.
NM Not meaningful.
Reclassified to conform to the current period's presentation.

CITIGROUP CONSOLIDATED STATEMENT OF INCOME

(In millions of dollars)

						4Q21 Increase/		Full	FY	FY	FY 2021 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	Year	FY 2020 Increase/
	2020	2021	2021	2021	2021	3Q21	4Q20	2019	2020	2021	(Decrease)
Revenues
Interest revenue	$13,047	$12,534	$12,463	$12,650	$12,828	1%	(2%)	$76,510	$58,089	$50,475	(13%)
Interest expense(1)	2,231	2,028	1,985	1,959	2,009	3%	(10%)	28,382	13,338	7,981	(40%)
Net interest income (NII)	10,816	10,506	10,478	10,691	10,819	1%	-	48,128	44,751	42,494	(5%)

Commissions and fees	2,678	3,670	3,374	3,399	3,229	(5%)	21%	11,746	11,385	13,672	20%
Principal transactions	1,959	3,913	2,304	2,233	1,704	(24%)	(13%)	8,892	13,885	10,154	(27%)
Administrative and other fiduciary fees	907	961	1,022	1,007	953	(5%)	5%	3,411	3,472	3,943	14%
Realized gains (losses) on investments	272	401	137	117	10	(91%)	(96%)	1,474	1,756	665	(62%)
Impairment losses on investments and other assets	(11)	(69)	(13)	(30)	(97)	NM	NM	(32)	(165)	(209)	(27%)
Provision for credit losses on AFS debt securities(2)	1	-	-	(1)	1	NM	-	-	(3)	-	100%
Other revenue (loss)	210	285	451	31	398	NM	90%	1,448	420	1,165	NM
Total non-interest revenues	6,016	9,161	7,275	6,756	6,198	(8%)	3%	26,939	30,750	29,390	(4%)
Total revenues, net of interest expense	16,832	19,667	17,753	17,447	17,017	(2%)	1%	75,067	75,501	71,884	(5%)

Provisions for credit losses and for benefits and claims
Net credit losses	1,472	1,748	1,320	961	866	(10%)	(41%)	7,768	7,611	4,895	(36%)
Credit reserve build / (release) for loans	(1,848)	(3,227)	(2,446)	(1,149)	(1,176)	(2%)	36%	450	8,311	(7,998)	NM
Provision for credit losses on loans	(376)	(1,479)	(1,126)	(188)	(310)	(65%)	18%	8,218	15,922	(3,103)	NM
Provision for credit losses on held-to-maturity (HTM) debt securities	(14)	(11)	4	(10)	14	NM	NM	-	7	(3)	NM
Provision for credit losses on other assets	(24)	9	(3)	(3)	(3)	-	88%	-	7	-	(100%)
Policyholder benefits and claims	16	52	15	22	27	23%	69%	73	113	116	3%
Provision for credit losses on unfunded lending commitments	352	(626)	44	(13)	(193)	NM	NM	92	1,446	(788)	NM
Total provisions for credit losses and for benefits and claims	(46)	(2,055)	(1,066)	(192)	(465)	NM	NM	8,383	17,495	(3,778)	NM

Operating expenses
Compensation and benefits	5,341	6,001	5,982	6,058	7,093	17%	33%	21,433	22,214	25,134	13%
Premises and equipment	631	576	558	560	620	11%	(2%)	2,328	2,333	2,314	(1%)
Technology / communication	2,028	1,852	1,895	1,997	2,084	4%	3%	7,077	7,383	7,828	6%
Advertising and marketing	352	270	340	402	478	19%	36%	1,516	1,217	1,490	22%
Other operating(1)	3,085	2,714	2,696	2,760	3,257	18%	6%	10,429	11,227	11,427	2%
Total operating expenses	11,437	11,413	11,471	11,777	13,532	15%	18%	42,783	44,374	48,193	9%

Income from continuing operations before income taxes	5,441	10,309	7,348	5,862	3,950	(33%)	(27%)	23,901	13,632	27,469	NM
Provision for income taxes(3)	1,116	2,332	1,155	1,193	771	(35%)	(31%)	4,430	2,525	5,451	NM

Income (loss) from continuing operations	4,325	7,977	6,193	4,669	3,179	(32%)	(26%)	19,471	11,107	22,018	98%
Discontinued operations
Income (loss) from discontinued operations	6	(2)	10	(1)	-	100%	(100%)	(31)	(20)	7	NM
Provision (benefit) for income taxes	-	-	-	-	-	-	-	(27)	-	-	-
Income (loss) from discontinued operations, net of taxes	6	(2)	10	(1)	-	100%	(100%)	(4)	(20)	7	NM

Net income before noncontrolling interests	4,331	7,975	6,203	4,668	3,179	(32%)	(27%)	19,467	11,087	22,025	99%

Net income (loss) attributable to noncontrolling interests	22	33	10	24	6	(75%)	(73%)	66	40	73	83%
Citigroup's net income	$4,309	$7,942	$6,193	$4,644	$3,173	(32%)	(26%)	$19,401	$11,047	$21,952	99%

(1)	See footnote 1 on page 1.
(2)	In accordance with ASC 326.
(3)	See footnote 4 on page 1.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

CITIGROUP CONSOLIDATED BALANCE SHEET

(In millions of dollars)

						4Q21 Increase/
	December 31,	March 31,	June 30,	September 30,	December 31,	(Decrease) from
	2020	2021	2021	2021	2021(1)	3Q21	4Q20
Assets
Cash and due from banks (including segregated cash and other deposits)	$26,349	$26,204	$27,117	$28,906	$27,515	(5%)	4%
Deposits with banks, net of allowance	283,266	298,478	272,121	294,902	234,518	(20%)	(17%)
Securities borrowed and purchased under agreements to resell, net of allowance	294,712	315,072	309,047	337,696	327,288	(3%)	11%
Brokerage receivables, net of allowance	44,806	60,465	61,138	59,487	54,340	(9%)	21%
Trading account assets	375,079	360,659	370,950	342,914	331,945	(3%)	(11%)
Investments
Available-for-sale debt securities, net of allowance	335,084	304,036	302,977	295,573	288,522	(2%)	(14%)
Held-to-maturity debt securities, net of allowance	104,943	161,742	176,742	198,056	216,963	10%	NM
Equity securities	7,332	7,181	7,344	7,220	7,337	2%	–
Total investments	447,359	472,959	487,063	500,849	512,822	2%	15%
Loans, net of unearned income
Consumer	288,839	274,034	275,895	264,250	271,236	3%	(6%)
Corporate	387,044	391,954	400,939	400,514	396,531	(1%)	2%
Loans, net of unearned income	675,883	665,988	676,834	664,764	667,767	–	(1%)
Allowance for credit losses on loans (ACLL)	(24,956)	(21,638)	(19,238)	(17,715)	(16,455)	7%	34%
Total loans, net	650,927	644,350	657,596	647,049	651,312	1%	–
Goodwill	22,162	21,905	22,060	21,573	21,299	(1%)	(4%)
Intangible assets (including MSRs)	4,747	4,741	4,687	4,553	4,495	(1%)	(5%)
Other assets, net of allowance	110,683	109,433	116,089	123,947	125,879	2%	14%
Total assets	$2,260,090	$2,314,266	$2,327,868	$2,361,876	$2,291,413	(3%)	1%

Liabilities
Non-interest-bearing deposits in U.S. offices	$126,942	$138,192	$149,373	$145,103	$158,552	9%	25%
Interest-bearing deposits in U.S. offices	503,213	497,335	485,589	567,902	543,283	(4%)	8%
Total U.S. deposits	630,155	635,527	634,962	713,005	701,835	(2%)	11%
Non-interest-bearing deposits in offices outside the U.S.	100,543	101,662	101,723	94,016	97,270	3%	(3%)
Interest-bearing deposits in offices outside the U.S.	549,973	563,786	573,596	540,507	518,125	(4%)	(6%)
Total international deposits	650,516	665,448	675,319	634,523	615,395	(3%)	(5%)

Total deposits	1,280,671	1,300,975	1,310,281	1,347,528	1,317,230	(2%)	3%
Securities loaned and sold under agreements to resell	199,525	219,168	221,817	209,184	191,285	(9%)	(4%)
Brokerage payables	50,484	60,907	59,416	60,501	61,430	2%	22%
Trading account liabilities	168,027	179,117	174,706	179,286	161,529	(10%)	(4%)
Short-term borrowings	29,514	32,087	31,462	29,683	27,973	(6%)	(5%)
Long-term debt	271,686	256,335	264,575	258,274	254,374	(2%)	(6%)
Other liabilities(2)	59,983	62,404	62,701	75,810	74,920	(1%)	25%
Total liabilities	$2,059,890	$2,110,993	$2,124,958	$2,160,266	$2,088,741	(3%)	1%

Equity
Stockholders' equity
Preferred stock	$19,480	$20,280	$17,995	$17,995	$18,995	6%	(2%)
Common stock	31	31	31	31	31	–	–
Additional paid-in capital	107,846	107,694	107,820	107,922	108,003	–	–
Retained earnings	168,272	174,816	179,686	183,024	184,948	1%	10%
Treasury stock, at cost	(64,129)	(65,261)	(68,253)	(71,246)	(71,240)	–	(11%)
Accumulated other comprehensive income (loss) (AOCI)(3)	(32,058)	(35,011)	(35,120)	(36,851)	(38,765)	(5%)	(21%)
Total common equity	$179,962	$182,269	$184,164	$182,880	$182,977	–	2%

Total Citigroup stockholders' equity	$199,442	$202,549	$202,159	$200,875	$201,972	1%	1%
Noncontrolling interests	758	724	751	735	700	(5%)	(8%)
Total equity	200,200	203,273	202,910	201,610	202,672	1%	1%
Total liabilities and equity	$2,260,090	$2,314,266	$2,327,868	$2,361,876	$2,291,413	(3%)	1%

(1)Preliminary.

(2)Includes allowance for credit losses for unfunded lending commitments. See page 23 for amounts by period.

(3)

September 30, 2021 and December 31, 2021, include an approximate $475 million (after-tax) currency translation adjustment (CTA) loss (net of hedges) associated with its consumer banking operations in Australia (see footnote 2 on page 1). The transaction generated a pretax loss on sale of approximately $680 million upon classification to held-for-sale ($580 million after-tax), with both amounts subject to closing adjustments.

The loss on sale primarily reflects the impact of a pretax $625 million CTA loss (net of hedges) ($475 million after-tax) already reflected in the Accumulated Other Comprehensive Income (AOCI) component of equity. Upon closing, the CTA-related balance will be removed from the AOCI component of equity, resulting in a neutral impact from CTA to Citi’s Common Equity Tier 1 Capital.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

SEGMENT DETAIL

NET REVENUES(1)

(In millions of dollars)

						4Q21 Increase/		Full	FY	FY	FY 2021 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	Year	FY 2020 Increase/
	2020	2021	2021	2021	2021	3Q21	4Q20	2019	2020	2021	(Decrease)

Institutional Clients Group
North America	$3,412	$4,979	$3,780	$4,214	$3,775	(10%)	11%	$13,603	$17,476	$16,748	(4%)
EMEA	2,926	3,777	3,303	3,148	2,866	(9%)	(2%)	12,157	13,041	13,094	-
Latin America	1,110	1,172	1,208	1,295	1,271	(2%)	15%	5,275	4,981	4,946	(1%)
Asia	2,059	2,525	2,286	2,330	1,958	(16%)	(5%)	8,789	9,590	9,099	(5%)
Total	9,507	12,453	10,577	10,987	9,870	(10%)	4%	39,824	45,088	43,887	(3%)

Global Consumer Banking
North America	4,695	4,469	4,231	4,369	4,412	1%	(6%)	20,460	19,284	17,481	(9%)
Latin America	1,122	1,033	1,078	1,064	1,075	1%	(4%)	5,334	4,466	4,250	(5%)
Asia(2)(3)	1,588	1,636	1,596	915	1,452	59%	(9%)	7,427	6,592	5,599	(15%)
Total	7,405	7,138	6,905	6,348	6,939	9%	(6%)	33,221	30,342	27,330	(10%)

Corporate / Other	(80)	76	271	112	208	86%	NM	2,022	71	667	NM

Total net revenues	$16,832	$19,667	$17,753	$17,447	$17,017	(2%)	1%	$75,067	$75,501	$71,884	(5%)

(1)	See footnote 1 on page 1.
(2)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.
(3)	See footnote 2 on page 1.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

SEGMENT DETAIL

INCOME

(In millions of dollars)

						4Q21 Increase/		Full	FY	FY	FY 2021 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	Year	FY 2020 Increase/
	2020	2021	2021	2021	2021	3Q21	4Q20	2019	2020	2021	(Decrease)

Income (loss) from continuing operations(2)

Institutional Clients Group
North America	$801	$2,779	$1,253	$854	$895	5%	12%	$3,407	$3,310	$5,781	75%
EMEA	891	1,466	1,156	1,035	690	(33%)	(23%)	3,836	3,280	4,347	33%
Latin America	963	645	597	665	522	(22%)	(46%)	2,101	1,390	2,429	75%
Asia	645	1,048	823	889	446	(50%)	(31%)	3,432	3,573	3,206	(10%)
Total	3,300	5,938	3,829	3,443	2,553	(26%)	(23%)	12,776	11,553	15,763	36%

Global Consumer Banking
North America	968	1,857	1,309	1,448	1,320	(9%)	36%	3,157	(46)	5,934	NM
Latin America	166	52	352	228	166	(27%)	-	885	241	798	NM
Asia(3)(4)(5)	98	262	171	(342)	(777)	NM	NM	1,537	468	(686)	NM
Total	1,232	2,171	1,832	1,334	709	(47%)	(42%)	5,579	663	6,046	NM

Corporate / Other	(207)	(132)	532	(108)	(83)	23%	60%	1,116	(1,109)	209	NM

Income from continuing operations	$4,325	$7,977	$6,193	$4,669	$3,179	(32%)	(26%)	$19,471	$11,107	$22,018	98%

Discontinued operations	6	(2)	10	(1)	-	100%	(100%)	(4)	(20)	7	NM

Net income attributable to noncontrolling interests	22	33	10	24	6	(75%)	(73%)	66	40	73	83%

Net income	$4,309	$7,942	$6,193	$4,644	$3,173	(32%)	(26%)	$19,401	$11,047	$21,952	99%

Average assets (in billions)
North America	$1,262	$1,261	$1,265	$1,268	$1,285	1%	2%	$1,034	$1,220	$1,270	4%
EMEA(3)	419	434	453	451	474	5%	13%	363	405	453	12%
Latin America	129	124	125	127	127	-	(2%)	129	129	126	(2%)
Asia(3)	393	407	400	404	402	-	2%	356	379	403	6%
Corporate / Other	96	91	99	96	98	2%	2%	97	94	96	2%
Total	$2,299	$2,317	$2,342	$2,346	$2,386	2%	4%	$1,979	$2,227	$2,348	5%

Return on average assets (ROA) on net income (loss)
North America	0.56%	1.49%	0.81%	0.72%	0.69%			0.64%	0.27%	0.92%
EMEA(3)	0.83%	1.33%	1.02%	0.90%	0.57%			1.04%	0.80%	0.94%
Latin America	3.48%	2.28%	3.05%	2.79%	2.15%			2.31%	1.26%	2.56%
Asia(3)(4)(5)	0.75%	1.31%	1.00%	0.54%	(0.32%)			1.39%	1.07%	0.63%
Corporate / Other	(0.84%)	(0.59)%	2.20%	(0.46%)	(0.34%)			1.13%	(1.19%)	0.22%
Total	0.75%	1.39%	1.06%	0.79%	0.53%			0.98%	0.50%	0.94%

(1)	See footnote 1 on page 1.
(2)

During the first quarter of 2021, Citi changed its cost allocations for certain recurring expenses related to investments in infrastructure, and risk and controls, attributing them from Corporate/Other to GCB and ICG. This reclassification between businesses had no impact on Citi’s EBIT or Net income for any period. Prior-period amounts have been reclassified to conform to the current period's presentation.

(3)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.
(4)	See footnote 2 on page 1.
(5)	See footnote 3 on page 1.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

INSTITUTIONAL CLIENTS GROUP(1)

(In millions of dollars, except as otherwise noted)

						4Q21 Increase/				Full	FY	FY	FY 2021 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from				Year	Year	Year	FY 2020 Increase/
	2020	2021	2021	2021	2021	3Q21		4Q20		2019	2020	2021	(Decrease)

Commissions and fees	$1,064	$1,252	$1,186	$1,160	$1,152	(1%)		8%		$4,462	$4,412	$4,750	8%
Administration and other fiduciary fees	755	814	865	845	827	(2%)		10%		2,756	2,877	3,351	16%
Investment banking	1,107	1,800	1,575	1,692	1,674	(1%)		51%		4,440	5,009	6,741	35%
Principal transactions	1,748	3,842	2,213	2,297	1,712	(25%)		(2%)		8,562	13,308	10,064	(24%)
Other	247	360	324	609	91	(85%)		(63%)		1,829	1,149	1,384	20%
Total non-interest revenue	4,921	8,068	6,163	6,603	5,456	(17%)		11%		22,049	26,755	26,290	(2%)
Net interest income (including dividends)(2)	4,586	4,385	4,414	4,384	4,414	1%		(4%)		17,775	18,333	17,597	(4%)
Total revenues, net of interest expense	9,507	12,453	10,577	10,987	9,870	(10%)		4%		39,824	45,088	43,887	(3%)
Total operating expenses(2)	6,269	6,541	6,454	6,599	6,919	5%		10%		22,961	24,617	26,513	8%
Net credit losses on loans	210	186	89	40	81	NM		(61%)		394	987	396	(60%)
Credit reserve build / (release) for loans	(1,620)	(1,312)	(949)	(65)	(207)	NM		87%		71	3,172	(2,533)	NM
Provision for credit losses on unfunded lending commitments	352	(621)	46	(13)	(189)	NM		NM		98	1,435	(777)	NM
Provisions for credit losses for HTM debt securities and other assets	(23)	(5)	4	(8)	10	NM		NM		-	21	1	(95%)
Provision for credit losses	(1,081)	(1,752)	(810)	(46)	(305)	NM		72%		563	5,615	(2,913)	NM
Income from continuing operations before taxes	4,319	7,664	4,933	4,434	3,256	(27%)		(25%)		16,300	14,856	20,287	37%
Income taxes	1,019	1,726	1,104	991	703	(29%)		(31%)		3,524	3,303	4,524	37%
Income from continuing operations	3,300	5,938	3,829	3,443	2,553	(26%)		(23%)		12,776	11,553	15,763	36%
Noncontrolling interests	22	37	12	24	10	(58%)		(55%)		40	50	83	66%
Net income	$3,278	$5,901	$3,817	$3,419	$2,543	(26%)		(22%)		$12,736	$11,503	$15,680	36%
EOP assets (in billions)	$1,730	$1,776	$1,795	$1,819	$1,762	(3%)		2%		$1,447	$1,730	$1,762	2%
Average assets (in billions)	1,756	1,787	1,806	1,809	1,847	2%		5%		1,493	$1,706	$1,812	6%
Return on average assets (ROA)	0.74%	1.34%	0.85%	0.75%	0.55%					0.85%	0.67%	0.87%
Efficiency ratio	66%	53%	61%	60%	70%	1,000	bps	400	bps	58%	55%	60%	500	bps

Revenue by region
North America	$3,412	$4,979	$3,780	$4,214	$3,775	(10%)		11%		$13,603	$17,476	$16,748	(4%)
EMEA	2,926	3,777	3,303	3,148	2,866	(9%)		(2%)		12,157	13,041	13,094	-
Latin America	1,110	1,172	1,208	1,295	1,271	(2%)		15%		5,275	4,981	4,946	(1%)
Asia	2,059	2,525	2,286	2,330	1,958	(16%)		(5%)		8,789	9,590	9,099	(5%)
Total revenues, net of interest expense	$9,507	$12,453	$10,577	$10,987	$9,870	(10%)		4%		$39,824	$45,088	$43,887	(3%)

Income (loss) from continuing operations by region
North America	$801	$2,779	$1,253	$854	$895	5%		12%		$3,407	$3,310	$5,781	75%
EMEA	891	1,466	1,156	1,035	690	(33%)		(23%)		3,836	3,280	4,347	33%
Latin America	963	645	597	665	522	(22%)		(46%)		2,101	1,390	2,429	75%
Asia	645	1,048	823	889	446	(50%)		(31%)		3,432	3,573	3,206	(10%)
Income from continuing operations	$3,300	$5,938	$3,829	$3,443	$2,553	(26%)		(23%)		$12,776	$11,553	$15,763	36%

Average loans by region (in billions)
North America	$193	$195	$201	$205	$207	1%		7%		$188	$201	$202	-
EMEA	86	89	90	90	88	(2%)		2%		87	88	89	1%
Latin America	35	32	32	32	32	-		(9%)		40	39	32	(18%)
Asia	68	71	73	74	74	-		9%		73	71	73	3%
Total	$382	$387	$396	$401	$401	-		5%		$388	$399	$396	(1%)

EOP deposits by region (in billions)
North America	$472	$470	$471	$505	$487	(4%)		3%
EMEA	218	232	232	229	222	(3%)		2%
Latin America	44	45	46	47	46	(3%)		3%
Asia	190	191	198	205	195	(5%)		3%
Total	$924	$938	$947	$986	$950	(4%)		3%

EOP deposits by business (in billions)
Treasury and trade solutions	$651	$649	$644	$676	$636	(6%)		(2%)
All other ICG businesses	273	289	303	310	314	1%		15%
Total	$924	$938	$947	$986	$950	(4%)		3%

(1) See footnote 2 on page 5.

(2) See footnote 1 on page 1.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

INSTITUTIONAL CLIENTS GROUP

REVENUES BY BUSINESS

(In millions of dollars, except as otherwise noted)

						4Q21 Increase/		Full	FY	FY	FY 2021 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	Year	FY 2020 Increase/
	2020	2021	2021	2021	2021	3Q21	4Q20	2019	2020	2021	(Decrease)

Revenue Details
Investment banking
Advisory	$232	$281	$405	$539	$571	6%	NM	$1,259	$1,010	$1,796	78%
Equity underwriting	438	876	544	507	507	-	16%	973	1,593	2,434	53%
Debt underwriting	617	816	823	877	767	(13%)	24%	2,984	3,184	3,283	3%
Total investment banking	1,287	1,973	1,772	1,923	1,845	(4%)	43%	5,216	5,787	7,513	30%
Treasury and trade solutions	2,482	2,250	2,365	2,370	2,459	4%	(1%)	10,513	9,824	9,444	(4%)
Corporate lending - excluding gain/(loss) on loan hedges(1)	586	515	572	656	548	(16%)	(6%)	2,985	2,310	2,291	(1%)
Private bank - excluding gain/(loss) on loan hedges(1)	911	1,046	1,007	989	963	(3%)	6%	3,487	3,794	4,005	6%
Total banking revenues (ex-gain/(loss) on loan hedges)(1)	$5,266	$5,784	$5,716	$5,938	$5,815	(2%)	10%	$22,201	$21,715	$23,253	7%

Gain/(loss) on loan hedges(1)	(312)	(81)	(37)	(47)	21	NM	NM	(432)	(51)	(144)	NM
Total banking revenues including g/(l) on loan hedges(1)	$4,954	$5,703	$5,679	$5,891	$5,836	(1%)	18%	$21,769	$21,664	$23,109	7%

Fixed income markets	$3,177	$4,644	$3,283	$3,257	$2,536	(22%)	(20%)	$13,074	$17,588	$13,720	(22%)
Equity markets	810	1,476	1,058	1,226	785	(36%)	(3%)	2,908	3,624	4,545	25%
Securities services	654	657	677	698	688	(1%)	5%	2,642	2,562	2,720	6%
Other	(88)	(27)	(120)	(85)	25	NM	NM	(569)	(350)	(207)	41%
Total markets and securities services	$4,553	$6,750	$4,898	$5,096	$4,034	(21%)	(11%)	$18,055	$23,424	$20,778	(11%)
Total revenues, net of interest expense	$9,507	$12,453	$10,577	$10,987	$9,870	(10%)	4%	$39,824	$45,088	$43,887	(3%)

Taxable-equivalent adjustments(2)	$137	$99	$166	$90	$154	71%	12%	$448	$415	$509	23%

Total ICG revenues
including taxable-equivalent adjustments(2)	$9,644	$12,552	$10,743	$11,077	$10,024	(10%)	4%	$40,272	$45,503	$44,396	(2%)

Commissions and fees	$175	$200	$182	$198	$213	8%	22%	$782	$677	$793	17%
Principal transactions(3)	1,782	2,930	1,922	1,519	1,321	(13%)	(26%)	7,661	11,518	7,692	(33%)
Other	107	356	156	404	(85)	NM	NM	1,117	579	831	44%
Total non-interest revenue	$2,064	$3,486	$2,260	$2,121	$1,449	(32%)	(30%)	$9,560	$12,774	$9,316	(27%)
Net interest income	1,113	1,158	1,023	1,136	1,087	(4%)	(2%)	3,514	4,814	4,404	(9%)
Total fixed income markets	$3,177	$4,644	$3,283	$3,257	$2,536	(22%)	(20%)	$13,074	$17,588	$13,720	(22%)

Rates and currencies	$2,013	$3,039	$1,997	$2,128	$1,739	(18%)	(14%)	$9,242	$12,162	$8,903	(27%)
Spread products / other fixed income	1,164	1,605	1,286	1,129	797	(29%)	(32%)	3,832	5,426	4,817	(11%)
Total fixed income markets	$3,177	$4,644	$3,283	$3,257	$2,536	(22%)	(20%)	$13,074	$17,588	$13,720	(22%)

Commissions and fees	$299	$392	$298	$276	$265	(4%)	(11%)	$1,121	$1,245	$1,231	(1%)
Principal transactions(3)	189	835	222	688	241	(65%)	28%	775	1,281	1,986	55%
Other	45	32	87	38	34	(11%)	(24%)	172	322	191	(41%)
Total non-interest revenue	$533	$1,259	$607	$1,002	$540	(46%)	1%	$2,068	$2,848	$3,408	20%
Net interest income	277	217	451	224	245	9%	(12%)	840	776	1,137	47%
Total equity markets	$810	$1,476	$1,058	$1,226	$785	(36%)	(3%)	$2,908	$3,624	$4,545	25%

(1)

Credit derivatives are used to economically hedge a portion of the corporate loan portfolio that includes both accrual loans and loans at fair value. Gain/(loss) on loan hedges includes the mark-to-market on the credit derivatives partially offset by the mark-to-market on the loans in the portfolio that are at fair value. Hedges on accrual loans reflect the mark-to-market on credit derivatives used to economically hedge the corporate loan accrual portfolio. The fixed premium costs of these hedges are netted against the private bank and corporate lending revenues to reflect the cost of credit protection. Citigroup’s results of operations excluding the impact of gain/(loss) on loan hedges are non-GAAP financial measures.

(2)	Primarily relates to income tax credits related to affordable housing and alternative energy investments as well as tax exempt income from municipal bond investments.
(3)	Excludes principal transactions revenues of ICG businesses other than Markets, primarily treasury and trade solutions and the private bank.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING(1)

(In millions of dollars, except as otherwise noted)

						4Q21 Increase/				Full	FY	FY	FY 2021 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from				Year	Year	Year	FY 2020 Increase/
	2020	2021	2021	2021	2021	3Q21		4Q20		2019	2020	2021	(Decrease)

Net interest income (2)	$6,443	$6,054	$5,932	$6,051	$6,201	2%		(4%)		$28,455	$26,551	$24,238	(9%)
Non-interest revenue(3)	962	1,084	973	297	738	NM		(23%)		4,766	3,791	3,092	(18%)
Total revenues, net of interest expense	7,405	7,138	6,905	6,348	6,939	9%		(6%)		33,221	30,342	27,330	(10%)
Total operating expenses (2) (4)	4,699	4,501	4,635	4,655	6,244	34%		33%		18,039	17,834	20,035	12%
Net credit losses on loans	1,272	1,580	1,253	944	805	(15%)		(37%)		7,382	6,646	4,582	(31%)
Credit reserve build / (release) for loans	(193)	(1,806)	(1,398)	(1,031)	(939)	9%		NM		439	4,951	(5,174)	NM
Provision for credit losses on unfunded lending commitments	(4)	-	1	1	(2)	NM		50%		1	-	-	-
Provisions for benefits and claims, and other assets	2	35	9	21	31	48%		NM		73	105	96	(9%)
Provisions for credit losses and for benefits and claims (PBC)	1,077	(191)	(135)	(65)	(105)	(62%)		NM		7,895	11,702	(496)	NM
Income (loss) from continuing operations before taxes	1,629	2,828	2,405	1,758	800	(54%)		(51%)		7,287	806	7,791	NM
Income taxes (benefits)	397	657	573	424	91	(79%)		(77%)		1,708	143	1,745	NM
Income (loss) from continuing operations	1,232	2,171	1,832	1,334	709	(47%)		(42%)		5,579	663	6,046	NM
Noncontrolling interests	(1)	(3)	(2)	(2)	(4)	(100%)		NM		6	(4)	(11)	NM
Net income (loss)	$1,233	$2,174	$1,834	$1,336	$713	(47%)		(42%)		$5,573	$667	$6,057	NM
EOP assets (in billions)	$434	$439	$432	$442	$432	(2%)		-		$407	$434	$432	-
Average assets (in billions)	$447	$439	$437	$441	$441	-		(1%)		$389	$426	$440	3%
Return on average assets	1.10%	2.01%	1.68%	1.20%	0.64%					1.43%	0.16%	1.38%
Efficiency ratio	63%	63%	67%	73%	90%	1,700	bps	2,700	bps	54%	59%	73%	1,400	bps

Net credit losses as a % of average loans	1.83%	2.36%	1.87%	1.42%	1.22%					2.60%	2.39%	1.72%

Revenue by business
Retail banking	$3,010	$2,920	$2,869	$2,216	$2,771	25%		(8%)		$12,758	$11,996	$10,776	(10%)
Cards(5)	4,395	4,218	4,036	4,132	4,168	1%		(5%)		20,463	18,346	16,554	(10%)
Total	$7,405	$7,138	$6,905	$6,348	$6,939	9%		(6%)		$33,221	$30,342	$27,330	(10%)

Net credit losses on loans by business
Retail banking	$185	$274	$193	$161	$151	(6%)		(18%)		$910	$805	$779	(3%)
Cards(5)	1,087	1,306	1,060	783	654	(16%)		(40%)		6,472	5,841	3,803	(35%)
Total	$1,272	$1,580	$1,253	$944	$805	(15%)		(37%)		$7,382	$6,646	$4,582	(31%)

Income from continuing operations by business
Retail banking	$173	$259	$272	$(326)	$(1,035)	NM		NM		$1,741	$557	$(830)	NM
Cards(5)	1,059	1,912	1,560	1,660	1,744	5%		65%		3,838	106	6,876	NM
Total	$1,232	$2,171	$1,832	$1,334	$709	(47%)		(42%)		$5,579	$663	$6,046	NM

Foreign currency (FX) translation impact
Total revenue - as reported	$7,405	$7,138	$6,905	$6,348	$6,939	9%		(6%)		$33,221	$30,342	$27,330	(10%)
Impact of FX translation(6)	(41)	(44)	(70)	(35)	-					(157)	323	-
Total revenues - Ex-FX(6)	$7,364	$7,094	$6,835	$6,313	$6,939	10%		(6%)		$33,064	$30,665	$27,330	(11%)

Total operating expenses - as reported	$4,699	$4,501	$4,635	$4,655	$6,244	34%		33%		$18,039	$17,834	$20,035	12%
Impact of FX translation(6)	(30)	(31)	(46)	(23)	-					(80)	212	-
Total operating expenses - Ex-FX(6)	$4,669	$4,470	$4,589	$4,632	$6,244	35%		34%		$17,959	$18,046	$20,035	11%

Total provisions for credit losses & PBC - as reported	$1,077	$(191)	$(135)	$(65)	$(105)	(62%)		NM		$7,895	$11,702	$(496)	NM
Impact of FX translation(6)	(8)	(6)	3	(1)	-					(51)	87	-
Total provisions for credit losses & PBC - Ex-FX(6)	$1,069	$(197)	$(132)	$(66)	$(105)	(59%)		NM		$7,844	$11,789	$(496)	NM

Net income (loss) - as reported	$1,233	$2,174	$1,834	$1,336	$713	(47%)		(42%)		$5,573	$667	$6,057	NM
Impact of FX translation(6)	(3)	(4)	(17)	(6)	-					(11)	12	-
Total net income (loss) - Ex-FX(6)	$1,230	$2,170	$1,817	$1,330	$713	(46%)		(42%)		$5,562	$679	$6,057	NM

(1)	See footnote 2 on page 5.
(2)	See footnote 1 on page 1.
(3)	See footnote 2 on page 1.
(4)	See footnote 3 on page 1.
(5)	Includes both Citi-Branded Cards and Citi Retail Services.
(6)	Reflects the impact of foreign currency (FX) translation into U.S. dollars at the fourth quarter of 2021 and year-to-date 2021 average exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

						4Q21 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2020	2021	2021	2021	2021	3Q21	4Q20

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)
Branches (actual)	2,305	2,241	2,209	2,157	2,154	-	(7%)
Accounts (in millions)	53.7	52.9	52.6	52.5	52.2	(1%)	(3%)
Average deposits	$333.2	$345.3	$352.9	$353.3	$355.0	-	7%
Investment sales	29.2	38.4	28.3	27.7	23.7	(14%)	(19%)
Investment assets under management (AUMs):
AUMS	180.8	183.2	190.7	188.8	190.2	1%	5%
AUMs related to the LATAM retirement services business	40.8	39.2	41.0	40.0	41.4	4%	1%
Total AUMs	$221.6	$222.4	$231.7	$228.8	$231.6	1%	5%
Average loans	127.6	127.4	126.0	120.0	116.1	(3%)	(9%)
EOP loans:
Mortgages	$88.9	$86.7	$86.3	$79.8	$79.5	-	(11%)
Personal, small business and other	40.1	39.1	39.0	37.0	36.1	(2%)	(10%)
EOP loans	$129.0	$125.8	$125.3	$116.8	$115.6	(1%)	(10%)

Total net interest income (in millions)(1)	$1,974	$1,854	$1,888	$1,831	$1,859	2%	(6%)
As a % of average loans	6.15%	5.90%	6.01%	6.05%	6.35%

Net credit losses on loans (in millions)	$185	$274	$193	$161	$151	(6%)	(18%)
As a % of average loans	0.58%	0.87%	0.61%	0.53%	0.52%
Loans 90+ days past due (in millions)(2)	$632	$598	$560	$479	$462	(4%)	(27%)
As a % of EOP loans	0.49%	0.48%	0.45%	0.41%	0.40%
Loans 30-89 days past due (in millions)(2)	$860	$662	$687	$589	$522	(11%)	(39%)
As a % of EOP loans	0.67%	0.53%	0.55%	0.51%	0.45%

Cards key indicators (in millions of dollars, except as otherwise noted)
EOP open accounts (in millions)	131.8	130.2	129.6	128.5	128.4	-	(3%)
Credit card spend volume (in billions)	$141.9	$128.3	$151.1	$152.7	$170.0	11%	20%

Average loans (in billions)(3)	148.5	144.3	142.6	142.9	146.2	2%	(2%)
EOP loans (in billions)(3)	153.1	142.1	145.6	143.3	151.7	6%	(1%)
Average yield(4)	12.65%	12.65%	12.01%	11.94%	11.74%
Total net interest income(5)	$4,469	$4,200	$4,044	$4,220	$4,342	3%	(3%)
As a % of average loans(5)	11.97%	11.80%	11.37%	11.72%	11.78%
Net credit losses on loans	$1,087	$1,306	$1,060	$783	$654	(16%)	(40%)
As a % of average loans	2.91%	3.67%	2.98%	2.17%	1.77%
Net credit margin(6)	$3,316	$2,924	$2,985	$3,357	$3,519	5%	6%
As a % of average loans(6)	8.88%	8.22%	8.40%	9.32%	9.55%
Loans 90+ days past due(7)	$1,875	$1,577	$1,230	$1,009	$1,059	5%	(44%)
As a % of EOP loans	1.22%	1.11%	0.84%	0.70%	0.70%
Loans 30-89 days past due(7)	$1,657	$1,341	$1,074	$1,079	$1,139	6%	(31%)
As a % of EOP loans	1.08%	0.94%	0.74%	0.75%	0.75%

(1)	Also includes net interest income related to the average deposit balances in excess of the average loan portfolio.
(2)	The Loans 90+ days past due and 30-89 days past due and related ratios exclude loans guaranteed by U.S. government-sponsored agencies. See footnote 2 on page 9.
(3)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(4)	Average yield is gross interest revenue earned on loans divided by average loans.
(5)	Net interest income includes certain fees that are recorded as interest revenue.
(6)	Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.
(7)

The decrease in loans 90+ days past due as of September 30, 2020 and the decrease in loans 30-89 days past due beginning at June 30, 2020, include the impact of loan modifications in North America and Latin America that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING(1)

NORTH AMERICA

(In millions of dollars, except as otherwise noted)

						4Q21 Increase/		Full	FY	FY	FY 2021 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	Year	FY 2020 Increase/
	2020	2021	2021	2021	2021	3Q21	4Q20	2019	2020	2021	(Decrease)

Net interest income(2)	$4,599	$4,348	$4,173	$4,367	$4,505	3%	(2%)	$19,931	$18,938	$17,393	(8%)
Non-interest revenue	96	121	58	2	(93)	NM	NM	529	346	88	(75%)
Total revenues, net of interest expense	4,695	4,469	4,231	4,369	4,412	1%	(6%)	20,460	19,284	17,481	(9%)
Total operating expenses(2)	2,635	2,520	2,630	2,689	2,993	11%	14%	10,305	10,237	10,832	6%
Net credit losses on loans	870	950	817	617	553	(10%)	(36%)	5,583	4,990	2,937	(41%)
Credit reserve build / (release) for loans	(85)	(1,417)	(915)	(809)	(833)	(3%)	NM	469	4,115	(3,974)	NM
Provision for credit losses on unfunded lending commitments	(4)	-	1	1	(2)	NM	50%	1	-	-	-
Provisions for benefits and claims, and other assets	(1)	2	6	4	7	75%	NM	19	17	19	12%
Provisions for credit losses and for benefits and claims	780	(465)	(91)	(187)	(275)	(47%)	NM	6,072	9,122	(1,018)	NM
Income (loss) from continuing operations before taxes	1,280	2,414	1,692	1,867	1,694	(9%)	32%	4,083	(75)	7,667	NM
Income taxes (benefits)	312	557	383	419	374	(11%)	20%	926	(29)	1,733	NM
Income (loss) from continuing operations	968	1,857	1,309	1,448	1,320	(9%)	36%	3,157	(46)	5,934	NM
Noncontrolling interests	-	-	-	-	-	-	-	-	-	-	-
Net income (loss)	$968	$1,857	$1,309	$1,448	$1,320	(9%)	36%	$3,157	$(46)	$5,934	NM
Average assets (in billions)	$278	$265	$262	$267	$268	-	(4%)	$232	$266	$266	-
Return on average assets	1.39%	2.84%	2.00%	2.15%	1.95%			1.36%	(0.02%)	2.23%
Efficiency ratio	56%	56%	62%	62%	68%			50%	53%	62%

Net credit losses as a % of average loans	1.93%	2.21%	1.91%	1.41%	1.24%			2.97%	2.72%	1.69%

Revenue by business
Retail banking	$1,111	$1,061	$1,054	$1,047	$1,049	-	(6%)	$4,558	$4,519	$4,211	(7%)
Citi-branded cards	2,144	2,103	1,968	2,045	2,073	1%	(3%)	9,184	8,800	8,189	(7%)
Citi retail services	1,440	1,305	1,209	1,277	1,290	1%	(10%)	6,718	5,965	5,081	(15%)
Total	$4,695	$4,469	$4,231	$4,369	$4,412	1%	(6%)	$20,460	$19,284	$17,481	(9%)

Net credit losses on loans by business
Retail banking	$31	$26	$24	$22	$37	68%	19%	$161	$132	$109	(17%)
Citi-branded cards	500	551	467	357	284	(20%)	(43%)	2,864	2,708	1,659	(39%)
Citi retail services	339	373	326	238	232	(3%)	(32%)	2,558	2,150	1,169	(46%)
Total	$870	$950	$817	$617	$553	(10%)	(36%)	$5,583	$4,990	$2,937	(41%)

Income (loss) from continuing operations by business
Retail banking	$(72)	$3	$(49)	$(73)	$(334)	NM	NM	$145	$(232)	$(453)	(95%)
Citi-branded cards	639	1,119	924	781	1,079	38%	69%	1,734	12	3,903	NM
Citi retail services	401	735	434	740	575	(22%)	43%	1,278	174	2,484	NM
Total	$968	$1,857	$1,309	$1,448	$1,320	(9%)	36%	$3,157	$(46)	$5,934	NM

(1)	See footnote 2 on page 5.
(2)	See footnote 1 on page 1.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

NORTH AMERICA

						4Q21 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2020	2021	2021	2021	2021	3Q21	4Q20
Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)
Branches (actual)	689	687	659	658	658	-	(4%)
Accounts (in millions)	9.1	9.1	9.1	9.1	9.2	1%	1%
Average deposits	$188.9	$197.0	$204.2	$208.4	$214.0	3%	13%
Investment sales	10.6	14.6	11.1	11.0	10.1	(8%)	(5%)
Investment AUMs	80.3	81.7	85.1	85.3	87.1	2%	8%
Average loans	52.8	51.9	50.2	49.5	48.5	(2%)	(8%)
EOP loans:
Mortgages	49.0	46.9	46.0	45.5	44.9	(1%)	(8%)
Personal, small business and other	3.7	4.0	3.7	3.3	3.2	(3%)	(14%)
Total EOP loans	$52.7	$50.9	$49.7	$48.8	$48.1	(1%)	(9%)

Mortgage originations(1)	$6.6	$5.7	$5.6	$4.7	$4.8	2%	(27%)
Third-party mortgage servicing portfolio (EOP)	40.2	39.4	38.4	$36.3	$35.4	(2%)	(12%)
Net servicing and gain/(loss) on sale (in millions)	57.3	44.2	19.3	$25.8	$13.2	(49%)	(77%)
Saleable mortgage rate locks	2.6	2.3	1.6	$1.6	$1.6	-	(38%)
Net interest income on loans (in millions)	182	174	168	$187	$189	1%	4%
As a % of average loans	1.37%	1.36%	1.34%	1.50%	1.55%
Net credit losses on loans (in millions)	$31	$26	$24	$22	$37	68%	19%
As a % of average loans	0.23%	0.20%	0.19%	0.18%	0.30%
Loans 90+ days past due (in millions)(2)	$299	$263	$236	$221	$228	3%	(24%)
As a % of EOP loans	0.58%	0.52%	0.48%	0.47%	0.49%
Loans 30-89 days past due (in millions)(2)	$328	$220	$268	$250	$219	(12%)	(33%)
As a % of EOP loans	0.63%	0.44%	0.55%	0.53%	0.47%

(1)	Originations of residential first mortgages.
(2)	The loans 90+ days past due and 30-89 days past due and related ratios exclude loans guaranteed by government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies.

The amounts excluded for Loans 90+ Days Past Due and (EOP Loans) were $171 million and ($0.7 billion), $176 million and ($0.7 billion), $150 million and ($0.7 billion), and $146 million and ($1.5 billion), and $185 million and ($1.1 billion) as of December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021, respectively.

The amounts excluded for Loans 30-89 Days Past Due and (EOP Loans) were $98 million and ($0.7 billion), $84 million and ($0.7 billion), $80 million and ($0.7 billion), and $78 million and ($1.5 billion), and $74 million and ($1.1 billion) as of December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021, respectively.

NM Not meaningful.

Reclassified to conform to the current period's presentation

.

GLOBAL CONSUMER BANKING

NORTH AMERICA

						4Q21 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2020	2021	2021	2021	2021	3Q21	4Q20

Citi-Branded Cards Key Indicators (in millions of dollars, except as otherwise noted)(1)
EOP open accounts (in millions)	34.5	34.5	34.7	35.0	35.4	1%	3%
Credit card spend volume (in billions)	$93.2	$85.8	$103.5	$106.0	$115.2	9%	24%
Average loans (in billions)(1)	81.7	78.7	79.4	81.9	84.5	3%	3%
EOP loans (in billions)(1)	84.0	78.5	82.1	82.8	87.9	6%	5%
Average yield(2)	10.19%	10.30%	9.64%	9.52%	9.30%	(2%)	(9%)

Total net interest income(3)	$1,928	$1,842	$1,762	$1,858	$1,902	2%	(1%)
As a % of average loans(3)	9.39%	9.49%	8.90%	9.00%	8.93%
Net credit losses on loans	$500	$551	$467	$357	$284	(20%)	(43%)
As a % of average loans	2.43%	2.84%	2.36%	1.73%	1.33%
Net credit margin(4)	$1,642	$1,553	$1,500	$1,687	$1,787	6%	9%
As a % of average loans(4)	8.00%	8.00%	7.58%	8.17%	8.39%
Loans 90+ days past due	$686	$590	$457	$362	$389	7%	(43%)
As a % of EOP loans	0.82%	0.75%	0.56%	0.44%	0.44%
Loans 30-89 days past due(5)	$589	$484	$355	$375	$408	9%	(31%)
As a % of EOP loans	0.70%	0.62%	0.43%	0.45%	0.46%

Citi Retail Services Key Indicators (in millions of dollars, except as otherwise noted)(1)
EOP open accounts	77.9	76.6	76.0	74.7	74.3	(1%)	(5%)
Credit card spend volume (in billions)	$23.4	$18.7	$23.6	$22.7	$27.1	19%	16%
Average loans (in billions)(1)	44.9	43.8	42.3	42.4	43.8	3%	(2%)
EOP loans (in billions)(1)	46.4	42.5	42.7	42.7	46.0	8%	(1%)
Average yield(2)	16.73%	16.61%	16.06%	16.17%	15.92%	(2%)	(5%)

Total net interest income(3)	$1,870	$1,753	$1,656	$1,768	$1,827	3%	(2%)
As a % of average loans(3)	16.57%	16.23%	15.70%	16.54%	16.55%
Net credit losses on loans	$339	$373	$326	$238	$232	(3%)	(32%)
As a % of average loans	3.00%	3.45%	3.09%	2.23%	2.10%
Net credit margin(4)	$1,100	$929	$880	$1,037	$1,056	2%	(4)%
As a % of average loans(4)	9.75%	8.60%	8.34%	9.70%	9.57%
Loans 90+ days past due(5)	$644	$591	$463	$421	$482	14%	(25%)
As a % of EOP loans	1.39%	1.39%	1.08%	0.99%	1.05%
Loans 30-89 days past due(5)	$639	$513	$415	$471	$539	14%	(16%)
As a % of EOP loans	1.38%	1.21%	0.97%	1.10%	1.17%

(1)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(2)	Average yield is calculated as gross interest revenue earned on loans divided by average loans.
(3)	Net interest income includes certain fees that are recorded as interest revenue.
(4)	Net credit margin represents total revenues, net of interest expense, less net credit losses and policy benefits and claims.
(5)

The decrease in loans 90+ days past due beginning as of September 30, 2020, include the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

LATIN AMERICA(1)(2)

(In millions of dollars, except as otherwise noted)

						4Q21 Increase/		Full	FY	FY	FY 2021 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	Year	FY 2020 Increase/
	2020	2021	2021	2021	2021	3Q21	4Q20	2019	2020	2021	(Decrease)

Net interest income(3)	$765	$683	$728	$728	$735	1%	(4%)	$3,735	$3,172	$2,874	(9%)
Non-interest revenue	357	350	350	336	340	1%	(5%)	1,599	1,294	1,376	6%
Total revenues, net of interest expense	1,122	1,033	1,078	1,064	1,075	1%	(4%)	5,334	4,466	4,250	(5%)
Total operating expenses(3)	802	727	750	726	746	3%	(7%)	3,001	2,871	2,949	3%
Net credit losses on loans	162	365	250	175	130	(26%)	(20%)	1,109	866	920	6%
Credit reserve build / (release) for loans	(83)	(163)	(423)	(178)	(61)	66%	27%	(38)	316	(825)	NM
Provision for credit losses on unfunded lending commitments	-	-	-	-	-	-	-	-	-	-	-
Provisions for benefits and claims, and other assets	9	29	6	19	26	37%	NM	54	87	80	(8%)
Provisions for credit losses and for benefits and claims (PBC)	88	231	(167)	16	95	NM	8%	1,125	1,269	175	(86%)
Income (loss) from continuing operations before taxes	232	75	495	322	234	(27%)	1%	1,208	326	1,126	NM
Income taxes (benefits)	66	23	143	94	68	(28%)	3%	323	85	328	NM
Income (loss) from continuing operations	166	52	352	228	166	(27%)	-	885	241	798	NM
Noncontrolling interests	-	-	-	-	-	-	-	-	-	-	-
Net income (loss)	$166	$52	$352	$228	$166	(27%)	-	$885	$241	$798	NM
Average assets (in billions)	$33	$34	$34	$36	$36	-	9%	$35	$32	$35	9%
Return on average assets	2.00%	0.62%	4.15%	2.51%	1.83%			2.53%	0.75%	2.28%
Efficiency ratio	71%	70%	70%	68%	69%			56%	64%	69%

Net credit losses on loans as a percentage of average loans	4.51%	10.65%	7.43%	5.26%	3.97%			6.45%	5.97%	6.87%

Revenue by business
Retail banking	$810	$748	$782	$793	$796	-	(2%)	$3,681	$3,103	$3,119	1%
Citi-branded cards	312	285	296	271	279	3%	(11%)	1,653	1,363	1,131	(17%)
Total	$1,122	$1,033	$1,078	$1,064	$1,075	1%	(4%)	$5,334	$4,466	$4,250	(5%)

Net credit losses on loans by business
Retail banking	$68	$168	$99	$77	$66	(14%)	(3%)	$494	$377	$410	9%
Citi-branded cards	94	197	151	98	64	(35%)	(32%)	615	489	510	4%
Total	$162	$365	$250	$175	$130	(26%)	(20%)	$1,109	$866	$920	6%

Income from continuing operations by business
Retail banking	$91	$40	$180	$119	$96	(19%)	5%	$586	$120	$435	NM
Citi-branded cards	75	12	172	109	70	(36%)	(7%)	299	121	363	NM
Total	$166	$52	$352	$228	$166	(27%)	-	$885	$241	$798	NM

FX translation impact
Total revenue - as reported	$1,122	$1,033	$1,078	$1,064	$1,075	1%	(4%)	$5,334	$4,466	$4,250	(5%)
Impact of FX translation(4)	(19)	(13)	(38)	(30)	-			(246)	211	-
Total revenues - Ex-FX(4)	$1,103	$1,020	$1,040	$1,034	$1,075	4%	(3%)	$5,088	$4,677	$4,250	(9%)

Total operating expenses - as reported	$802	$727	$750	$726	$746	3%	(7%)	$3,001	$2,871	$2,949	3%
Impact of FX translation(4)	(13)	(9)	(24)	(19)	-			(132)	129	-
Total operating expenses - Ex-FX(4)	$789	$718	$726	$707	$746	6%	(5%)	$2,869	$3,000	$2,949	(2%)

Total provisions for credit losses and PBC - as reported	$88	$231	$(167)	$16	$95	NM	8%	$1,125	$1,269	$175	(86%)
Impact of FX translation(4)	(2)	(3)	7	(1)	-			(58)	66	-
Total provisions for credit losses and PBC - Ex-FX(4)	$86	$228	$(160)	$15	$95	NM	10%	$1,067	$1,335	$175	(87%)

Net income (loss) - as reported	$166	$52	$352	$228	$166	(27%)	-	$885	$241	$798	NM
Impact of FX translation(4)	(3)	-	(14)	(7)	-			(37)	9	-
Total net income (loss) - Ex-FX(4)	$163	$52	$338	$221	$166	(25%)	2%	$848	$250	$798	NM

(1)	Latin America GCB consists of Citi's consumer banking operations in Mexico.
(2)	See footnote 2 on page 5.
(3)	See footnote 1 on page 1.
(4)

Reflects the impact of foreign currency (FX) translation into U.S. dollars at the fourth quarter of 2021 and year-to-date 2021 average exchange rates for all periods presented. Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

LATIN AMERICA

						4Q21 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2020	2021	2021	2021	2021	3Q21	4Q20

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)
Branches (actual)	1,392	1,331	1,327	1,278	1,276	-	(8%)
Accounts (in millions)	27.3	26.6	26.4	26.3	26.0	(1%)	(5%)
Average deposits	$24.3	$24.5	$24.1	$24.2	$23.8	(2%)	(2%)
Investment sales	3.7	3.1	3.5	3.5	3.4	(3%)	(8%)
Investment AUMs:
AUMS	27.1	26.9	28.2	27.7	28.3	2%	4%
AUMs related to the retirement services business	40.8	39.2	41.0	40.0	41.4	4%	1%
Total AUMs	67.9	66.1	69.2	67.7	69.7	3%	3%
Average loans	9.6	9.4	9.2	8.9	8.5	(4%)	(11%)
EOP loans:
Mortgages	4.0	3.8	3.8	3.6	3.6	-	(10%)
Personal, small business and other	5.8	5.3	5.3	5.1	5.0	(2%)	(14%)
Total EOP loans	$9.8	$9.1	$9.1	$8.7	$8.6	(1%)	(12%)

Total net interest income (in millions)(1)	$529	$472	$516	$520	$516	(1%)	(2%)
As a % of average loans(1)	21.92%	20.36%	22.50%	23.18%	24.08%
Net credit losses on loans (in millions)	$68	$168	$99	$77	$66	(14%)	(3%)
As a % of average loans	2.82%	7.25%	4.32%	3.43%	3.08%
Loans 90+ days past due (in millions)	$130	$142	$127	$117	$107	(9%)	(18%)
As a % of EOP loans	1.33%	1.56%	1.40%	1.34%	1.24%
Loans 30-89 days past due (in millions)	$220	$164	$134	$122	$106	(13%)	(52%)
As a % of EOP loans	2.24%	1.80%	1.47%	1.40%	1.23%

Citi-Branded Cards Key Indicators (in billions of dollars, except as otherwise noted)
EOP open accounts (in millions)	4.7	4.5	4.5	4.5	4.6	2%	(2%)
Credit card spend volume	$4.4	$3.7	$4.2	$4.3	$5.2	21%	18%
Average loans(2)	4.7	4.5	4.3	4.3	$4.5	5%	(4%)
EOP loans(2)	4.8	4.3	4.4	4.3	$4.7	9%	(2%)
Average yield(3)	21.01%	19.89%	20.10%	20.66%	20.80%	1%	(1%)

Total net interest income (in millions)(4)	$236	$211	$212	$208	$219	5%	(7%)
As a % of average loans(4)	19.98%	19.02%	19.78%	19.19%	19.31%
Net credit losses on loans (in millions)	$94	$197	$151	$98	$64	(35%)	(32%)
As a % of average loans	7.96%	17.75%	14.09%	9.04%	5.64%
Net credit margin (in millions)(5)	$229	$102	$158	$184	$224	22%	(2%)
As a % of average loans(5)	19.38%	9.19%	14.74%	16.98%	19.75%
Loans 90+ days past due (in millions)	$233	$173	$122	$81	$76	(6%)	(67%)
As a % of EOP loans	4.85%	4.02%	2.77%	1.88%	1.62%
Loans 30-89 days past due (in millions)	$170	$115	$82	$68	$67	(1%)	(61%)
As a % of EOP loans	3.54%	2.67%	1.86%	1.58%	1.43%

(1)	Also includes net interest income related to the region's average deposit balances in excess of the average loan portfolio.
(2)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(3)	Average yield is gross interest revenue earned on loans divided by average loans.
(4)	Net interest income includes certain fees that are recorded as interest revenue.
(5)	Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

ASIA(1)(2)

(In millions of dollars, except as otherwise noted)

						4Q21 Increase/		Full	FY	FY	FY 2021 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	Year	FY 2020 Increase/
	2020	2021	2021	2021	2021	3Q21	4Q20	2019	2020	2021	(Decrease)
Net interest income(3)	$1,079	$1,023	$1,031	$956	$961	1%	(11%)	$4,789	$4,441	$3,971	(11%)
Non-interest revenue(4)	509	613	565	(41)	491	NM	(4%)	2,638	2,151	1,628	(24%)
Total revenues, net of interest expense	1,588	1,636	1,596	915	1,452	59%	(9%)	7,427	6,592	5,599	(15%)
Total operating expenses(3)(5)	1,262	1,254	1,255	1,240	2,505	NM	98%	4,733	4,726	6,254	32%
Net credit losses on loans	240	265	186	152	122	(20%)	(49%)	690	790	725	(8%)
Credit reserve build / (release) for loans	(25)	(226)	(60)	(44)	(45)	(2%)	(80%)	8	520	(375)	NM
Provision for credit losses on unfunded lending commitments	-	-	-	-	-	-	-	-	-	-	—
Provisions for benefits and claims, and other assets	(6)	4	(3)	(2)	(2)	-	67%	-	1	(3)	NM
Provisions for credit losses and for benefits and claims (PBC)	209	43	123	106	75	(29%)	(64%)	698	1,311	347	(74%)
Income from continuing operations before taxes	117	339	218	(431)	(1,128)	NM	NM	1,996	555	(1,002)	NM
Income taxes (benefits)	19	77	47	(89)	(351)	NM	NM	459	87	(316)	NM
Income from continuing operations	98	262	171	(342)	(777)	NM	NM	1,537	468	(686)	NM
Noncontrolling interests	(1)	(3)	(2)	(2)	(4)	(100%)	NM	6	(4)	(11)	NM
Net income	$99	$265	$173	$(340)	$(773)	NM	NM	$1,531	$472	$(675)	NM
Average assets (in billions)	$136	$140	$141	$138	$137	(1%)	1%	$122	$129	$139	8%
Return on average assets	0.29%	0.77%	0.49%	(0.98%)	(2.24%)			1.25%	0.37%	(0.49%)
Efficiency ratio	79%	77%	79%	136%	173%			64%	72%	112%

Net credit losses on loans as a percentage of average loans	1.16%	1.29%	0.90%	0.79%	0.67%			0.88%	0.99%	0.92%

Revenue by business
Retail banking(4)	$1,089	$1,111	$1,033	$376	$926	NM	(15%)	$4,519	$4,374	$3,446	(21%)
Citi-branded cards	499	525	563	539	526	(2%)	5%	2,908	2,218	2,153	(3%)
Total	$1,588	$1,636	$1,596	$915	$1,452	59%	(9%)	$7,427	$6,592	$5,599	(15%)

Net credit losses on loans by business
Retail banking	$86	$80	$70	$62	$48	(23%)	(44%)	$255	$296	$260	(12%)
Citi-branded cards	154	185	116	90	74	(18%)	(52%)	435	494	465	(6%)
Total	$240	$265	$186	$152	$122	(20%)	(49%)	$690	$790	$725	(8%)

Income from continuing operations by business
Retail banking(4)(5)	$154	$216	$141	$(372)	$(797)	NM	NM	$1,010	$669	$(812)	NM
Citi-branded cards	(56)	46	30	30	20	(33%)	NM	527	(201)	126	NM
Total	$98	$262	$171	$(342)	$(777)	NM	NM	$1,537	$468	$(686)	NM

FX translation impact
Total revenue - as reported	$1,588	$1,636	$1,596	$915	$1,452	59%	(9%)	$7,427	$6,592	$5,599	(15%)
Impact of FX translation(6)	(22)	(31)	(32)	(5)	-			89	112	-
Total revenues - Ex-FX(6)	$1,566	$1,605	$1,564	$910	$1,452	60%	(7%)	$7,516	$6,704	$5,599	(16%)

Total operating expenses - as reported	$1,262	$1,254	$1,255	$1,240	$2,505	NM	98%	$4,733	$4,726	$6,254	32%
Impact of FX translation(6)	(17)	(22)	(22)	(4)	-			52	83	-
Total operating expenses - Ex-FX(6)	$1,245	$1,232	$1,233	$1,236	$2,505	NM	NM	$4,785	$4,809	$6,254	30%

Total provisions for credit losses and PBC - as reported	$209	$43	$123	$106	$75	(29%)	(64%)	$698	$1,311	$347	(74%)
Impact of FX translation(6)	(6)	(3)	(4)	-	-			7	21	-
Total provisions for credit losses and PBC - Ex-FX(6)	$203	$40	$119	$106	$75	(29%)	(63%)	$705	$1,332	$347	(74%)

Net income - as reported	$99	$265	$173	$(340)	$(773)	NM	NM	$1,531	$472	$(675)	NM
Impact of FX translation(6)	-	(4)	(3)	1	-			26	3	-
Total net income - Ex-FX(6)	$99	$261	$170	$(339)	$(773)	NM	NM	$1,557	$475	$(675)	NM

(1)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.
(2)	See footnote 2 on page 5.
(3)	See footnote 1 on page 1.
(4)	See footnote 2 on page 1.
(5)	See footnote 3 on page 1.
(6)

Reflects the impact of foreign currency (FX) translation into U.S. dollars at the fourth quarter of 2021 and year-to-date 2021 average exchange rates for all periods presented. Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

ASIA(1)

						4Q21 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2020	2021	2021	2021	2021	3Q21	4Q20

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)
Branches (actual)	224	223	223	221	220	-	(2%)
Accounts (in millions)	17.3	17.2	17.1	17.1	17.0	(1%)	(2%)
Average deposits	$120.0	$123.8	$124.6	$120.7	$117.2	(3%)	(2%)
Investment sales	14.9	20.7	13.7	13.2	10.2	(23%)	(32%)
Investment AUMs	73.4	74.6	77.4	75.8	74.8	(1%)	2%
Average loans	65.2	66.1	66.6	61.6	59.1	(4%)	(9%)
EOP loans:
Mortgages	35.9	36.0	36.5	30.7	31.0	1%	(14%)
Personal, small business and other	30.6	29.8	30.0	28.6	27.9	(2%)	(9%)
Total EOP loans	$66.5	$65.8	$66.5	$59.3	$58.9	(1%)	(11%)

Total net interest income (in millions)(2)	$644	$629	$617	$570	$567	(1%)	(12%)
As a % of average loans(2)	3.93%	3.86%	3.72%	3.67%	3.81%
Net credit losses on loans (in millions)	$86	$80	$70	$62	$48	(23%)	(44%)
As a % of average loans	0.52%	0.49%	0.42%	0.40%	0.32%
Loans 90+ days past due (in millions)	$203	$193	$197	$141	$127	(10%)	(37%)
As a % of EOP Loans	0.31%	0.29%	0.30%	0.24%	0.22%
Loans 30-89 days past due (in millions)	$312	$278	$285	$217	$197	(9%)	(37%)
As a % of EOP loans	0.47%	0.42%	0.43%	0.37%	0.33%

Citi-Branded Cards Key Indicators (in billions of dollars, except as otherwise noted)
EOP open accounts (in millions)	14.7	14.6	14.4	14.3	14.1	(1%)	(4%)
Credit card spend volume	$20.9	$20.1	$19.8	$19.7	$22.5	14%	8%
Average loans(3)	17.2	17.3	16.6	14.3	13.4	(6%)	(22%)
EOP loans(3)	17.9	16.8	16.4	13.5	13.1	(3%)	(27%)
Average yield(4)	11.47%	10.96%	10.87%	10.57%	10.44%	(1%)	(9%)

Total net interest income (in millions)(5)	$435	$394	$414	$386	$394	2%	(9%)
As a % of average loans(6)	10.06%	9.24%	10.00%	10.71%	11.67%
Net credit losses on loans (in millions)	$154	$185	$116	$90	$74	(18%)	(52%)
As a % of average loans	3.56%	4.34%	2.80%	2.50%	2.19%
Net credit margin (in millions)(6)	$345	$340	$447	$449	$452	1%	31%
As a % of average loans(6)	7.98%	7.97%	10.80%	12.46%	13.38%
Loans 90+ days past due	$312	$223	$188	$145	$112	(23%)	(64%)
As a % of EOP loans	1.74%	1.33%	1.15%	1.07%	0.85%
Loans 30-89 days past due	$259	$229	$222	$165	$125	(24%)	(52%)
As a % of EOP loans	1.45%	1.36%	1.35%	1.22%	0.95%

(1)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.
(2)	Also includes net interest income related to the region's average deposit balances in excess of the average loan portfolio.
(3)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(4)	Average yield is gross interest revenue earned on loans divided by average loans.
(5)	Net interest income includes certain fees that are recorded as interest revenue.
(6)	Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.

Reclassified to conform to the current period's presentation.

CORPORATE / OTHER(1)(2)

(In millions of dollars, except as otherwise noted)

						4Q21 Increase/		Full	FY	FY	FY 2021 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	Year	FY 2020 Increase/
	2020	2021	2021	2021	2021	3Q21	4Q20	2019	2020	2021	(Decrease)

Net interest income	$(213)	$67	$132	$256	$204	(20%)	NM	$1,898	$(133)	$659	NM
Non-interest revenue(3)	133	9	139	(144)	4	NM	(97%)	124	204	8	(96%)
Total revenues, net of interest expense	(80)	76	271	112	208	86%	NM	2,022	71	667	NM
Total operating expenses(3)	469	371	382	523	369	(29%)	(21%)	1,783	1,923	1,645	(14%)
Net credit losses	(10)	(18)	(22)	(23)	(20)	13%	(100%)	(8)	(22)	(83)	NM
Credit reserve build / (release)	(35)	(109)	(99)	(53)	(30)	43%	14%	(60)	188	(291)	NM
Provisions for benefits and claims, HTM debt securities and other assets	(1)	20	3	(4)	(3)	25%	NM	—	1	16	NM
Provision for unfunded lending commitments	4	(5)	(3)	(1)	(2)	(100%)	NM	(7)	11	(11)	NM
Total provisions for credit losses and for benefits and claims	(42)	(112)	(121)	(81)	(55)	32%	(31%)	(75)	178	(369)	NM
Income from continuing operations before taxes	(507)	(183)	10	(330)	(106)	68%	79%	314	(2,030)	(609)	70%
Income taxes (benefits)(4)	(300)	(51)	(522)	(222)	(23)	90%	92%	(802)	(921)	(818)	11%
Income (loss) from continuing operations	(207)	(132)	532	(108)	(83)	23%	60%	1,116	(1,109)	209	NM
Income (loss) from discontinued operations, net of taxes	6	(2)	10	(1)	—	100%	(100%)	(4)	(20)	7	NM
Noncontrolling interests	1	(1)	—	2	—	(100%)	(100%)	20	(6)	1	NM
Net income (loss)	$(202)	$(133)	$542	$(111)	$(83)	25%	59%	$1,092	$(1,123)	$215	NM
EOP assets (in billions)	$96	$99	$101	$101	$97	(4%)	1%
Average assets (in billions)	96	91	99	96	98	2%	2%	$97	$94	$96	2%
Return on average assets	(0.84%)	(0.59%)	2.20%	(0.46%)	(0.34%)			1.13%	(1.19%)	0.22%

Consumer - North America(5) - Key Indicators

Average loans (in billions)	$7.4	$6.4	$5.8	$4.7	$4.2	(11%)	(43%)
EOP loans (in billions)	6.6	6.1	5.0	4.3	4.0	(7%)	(39%)
Net interest income	47	40	33	19	16	(16%)	(66%)
As a % of average loans	2.53%	2.53%	2.28%	1.60%	1.51%
Net credit losses (recoveries)	$(10)	$(18)	$(22)	$(22)	$(20)	9%	(100%)
As a % of average loans	(0.54%)	(1.14%)	(1.52%)	(1.86%)	(1.89%)
Loans 90+ days past due(6)	$313	$277	$259	$221	$221	—	(29%)
As a % of EOP loans	5.13%	4.86%	5.51%	5.67%	6.14%
Loans 30-89 days past due(6)	$179	$138	$111	$99	$88	(11%)	(51%)
As a % of EOP loans	2.93%	2.42%	2.36%	2.54%	2.44%

(1)

Includes certain unallocated costs of global staff functions (including finance, risk, human resources, legal and compliance), other corporate expenses and unallocated global operations and technology expenses and income taxes, as well as Corporate Treasury, certain North America legacy consumer loan portfolios, other legacy assets and discontinued operations.

(2)	See footnote 2 on page 5.
(3)	See footnote 1 on page 1.
(4)	2Q21 includes an approximate $450 million benefit from a reduction in Citi’s valuation allowance related to its Deferred Tax Assets (DTAs).
(5)	Results and amounts primarily relate to consumer mortgages.
(6)

The Loans 90+ Days Past Due and 30-89 Days Past Due and related ratios exclude U.S. loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies. The amounts excluded for Loans 90+ Days Past Due and (EOP Loans) for each period were $183 million and ($0.5 billion), $169 million and ($0.4 billion), $125 million and ($0.3 billion), $138 million and ($0.4 billion), and $138 million and ($0.4 billion) as of December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021, respectively.

The amounts excluded for Loans 30-89 Days Past Due and (EOP Loans) for each period were $73 million and ($0.5 billion), $55 million and ($0.4 billion), $48 million and ($0.3 billion), $42 million and ($0.4 billion), and $35 million and ($0.4 billion) as of December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021, respectively.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

AVERAGE BALANCES AND INTEREST RATES(1)(2)(3)(4)(5)

Taxable Equivalent Basis

	Average Volumes			Interest			% Average Rate (4)
	Fourth	Third	Fourth	Fourth	Third	Fourth	Fourth		Third		Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter		Quarter		Quarter
In millions of dollars, except as otherwise noted	2020	2021	2021(5)	2020	2021	2021(5)	2020		2021		2021(5)
Assets
Deposits with banks	$334,056	$294,160	$295,330	$126	$147	$159	0.15%		0.20%		0.21%
Securities borrowed and purchased under resale agreements(6)	298,641	323,183	341,256	322	264	289	0.43%		0.32%		0.34%
Trading account assets(7)	295,397	288,642	269,149	1,406	1,285	1,276	1.89%		1.77%		1.88%
Investments	442,368	498,112	512,181	1,765	1,907	1,951	1.59%		1.52%		1.51%
Total loans (net of unearned income)(8)	666,229	668,487	667,408	9,389	8,897	8,946	5.61%		5.28%		5.32%
Other interest-earning assets	62,587	71,193	86,527	87	196	249	0.55%		1.09%		1.14%
Total average interest-earning assets	$2,099,278	$2,143,777	$2,171,851	$13,095	$12,696	$12,870	2.48%		2.35%		2.35%

Liabilities
Deposits(9)	1,081,101	1,097,790	1,111,944	828	730	778	0.30%		0.26%		0.28%
Securities loaned and sold under repurchase agreements(6)	227,257	228,947	221,948	247	287	212	0.43%		0.50%		0.38%
Trading account liabilities(7)	95,475	108,703	114,233	122	106	112	0.51%		0.39%		0.39%
Short-term borrowings	88,553	92,716	103,523	18	8	51	0.08%		0.03%		0.20%
Long-term debt(10)	220,958	185,784	175,804	1,016	828	856	1.83%		1.77%		1.93%
Total average interest-bearing liabilities	$1,713,344	$1,713,940	$1,727,452	$2,231	$1,959	$2,009	0.52%		0.45%		0.46%

Net interest income as a % of average interest-earning assets (NIM)(9)				$10,864	$10,737	$10,861	2.06%		1.99%		1.98%

4Q21 increase (decrease) from:							(8)	bps	(1)	bps

(1)

Interest revenue and Net interest income include the taxable equivalent adjustments (based on the U.S. federal statutory tax rate of 21%) of $48 million for 4Q20, $46 million for 3Q21 and $42 million for 4Q21.

(2)	Citigroup average balances and interest rates include both domestic and international operations.
(3)	Monthly averages have been used by certain subsidiaries where daily averages are unavailable.
(4)	Average rate percentage is calculated as annualized interest over average volumes.
(5)	Fourth quarter of 2021 is preliminary.
(6)

Average volumes of securities borrowed or purchased under agreements to resell and securities loaned or sold under agreements to repurchase are reported net pursuant to FIN 41; the related interest excludes the impact of ASU 2013-01 (Topic 210).

(7)

Interest expense on trading account liabilities of ICG is reported as a reduction of interest revenue. Interest revenue and interest expense on cash collateral positions are reported in trading account assets and trading account liabilities, respectively.

(8)	Nonperforming loans are included in the average loan balances.
(9)	See footnote 1 on page 1.
(10)	Excludes hybrid financial instruments with changes in fair value recorded in Principal transactions.

Reclassified to conform to the current period's presentation.

DEPOSITS

(In billions of dollars)

						4Q21 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2020	2021	2021	2021	2021	3Q21	4Q20

ICG
North America	$472.2	$470.1	$471.4	$504.9	$487.2	(4%)	3%
EMEA	217.9	232.1	231.9	229.0	221.6	(3%)	2%
Latin America	44.2	45.2	45.5	47.0	45.6	(3%)	3%
Asia	190.0	190.9	197.8	205.3	195.1	(5%)	3%
Total	924.3	938.3	946.6	986.2	949.5	(4%)	3%

Global Consumer Banking
North America	194.8	204.0	205.5	211.4	219.3	4%	13%
Latin America	25.8	24.0	24.2	23.3	24.8	6%	(4%)
Asia(1)	123.9	125.3	126.1	119.7	117.7	(2%)	(5%)
Total	344.5	353.3	355.8	354.4	361.8	2%	5%

Corporate/Other	11.9	9.4	7.9	6.9	5.9	(14%)	(50%)

Total deposits - EOP	$1,280.7	$1,301.0	$1,310.3	$1,347.5	$1,317.2	(2)%	3%

Total deposits - average	$1,305.3	$1,304.0	$1,321.3	$1,343.0	$1,370.3	2%	5%

Foreign currency (FX) translation impact
Total EOP deposits - as reported	$1,280.7	$1,301.0	$1,310.3	$1,347.5	$1,317.2	(2%)	3%
Impact of FX translation(2)	(16.3)	(7.1)	(11.2)	(2.0)	-
Total EOP deposits - Ex-FX(2)	$1,264.4	$1,293.9	$1,299.1	$1,345.5	$1,317.2	(2%)	4%

(1)	Asia GCB includes deposits of certain EMEA countries for all periods presented.
(2)	Reflects the impact of FX translation into U.S. dollars at the fourth quarter of 2021 exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

Reclassified to conform to the current period's presentation.

EOP LOANS

(In billions of dollars)

						4Q21 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2020	2021	2021	2021	2021	3Q21	4Q20

Corporate loans - by region
North America	$197.2	$199.3	$203.8	$204.5	$204.4	-	4%
EMEA	87.9	88.9	90.2	90.3	88.6	(2%)	1%
Latin America	33.4	31.7	32.7	31.5	32.3	3%	(3%)
Asia	68.5	72.1	74.2	74.2	71.2	(4%)	4%
Total corporate loans	$387.0	392.0	$400.9	$400.5	$396.5	(1%)	2%

Corporate loans - by product
Corporate lending	$138.8	$134.8	$128.6	$127.6	$125.4	(2%)	(10%)
Private bank	117.5	121.3	126.7	123.5	125.6	2%	7%
Treasury and trade solutions	71.4	70.8	75.6	78.5	74.2	(5%)	4%
Markets and securities services	59.3	65.1	70.0	70.9	71.3	1%	20%
Total corporate loans	$387.0	392.0	400.9	$400.5	$396.5	(1%)	2%

Global Consumer Banking

North America
Credit cards	$130.4	$121.0	$124.8	$125.5	$133.9	7%	3%
Retail banking	52.7	50.9	49.7	48.8	48.1	(1%)	(9%)
Total	$183.1	$171.9	$174.5	$174.3	$182.0	4%	(1%)

Latin America
Credit cards	$4.8	$4.3	$4.4	$4.3	$4.7	9%	(2%)
Retail banking	9.8	9.1	9.1	8.7	8.6	(1%)	(12%)
Total	$14.6	$13.4	$13.5	$13.0	$13.3	2%	(9%)

Asia(1)
Credit cards	$17.9	$16.8	$16.4	$13.5	$13.1	(3%)	(27%)
Retail banking	66.5	65.8	66.5	59.3	58.9	(1%)	(11%)
Total	$84.4	$82.6	$82.9	$72.8	$72.0	(1%)	(15%)

Total GCB consumer loans
Credit cards	$153.1	$142.1	$145.6	$143.3	$151.7	6%	(1%)
Retail banking	129.0	125.8	125.3	116.8	115.6	(1%)	(10%)
Total GCB	$282.1	$267.9	$270.9	$260.1	$267.3	3%	(5%)

Total Corporate/Other - consumer	$6.7	$6.1	$5.0	$4.2	$3.9	(7%)	(42%)
Total consumer loans	$288.8	$274.0	$275.9	$264.3	$271.2	3%	(6%)

Total loans	$675.9	$666.0	$676.8	$664.8	$667.8	-	(1%)

Foreign currency (FX) translation impact
Total EOP loans - as reported	$675.9	$666.0	$676.8	$664.8	$667.8	-	(1%)
Impact of FX translation(2)	(8.1)	(3.4)	(5.3)	(0.6)	-
Total EOP loans - Ex-FX(2)	$667.8	$662.6	$671.5	$664.2	$667.8	1%	-

(1)	Asia GCB includes loans of certain EMEA countries for all periods presented.
(2)	Reflects the impact of FX translation into U.S. dollars at the fourth quarter of 2021 exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

Reclassified to conform to the current period's presentation.

CONSUMER LOANS 90+ DAYS DELINQUENCIES AND RATIOS

BUSINESS VIEW

(In millions of dollars, except EOP loan amounts in billions)

	Loans 90+ Days Past Due(1)					EOP Loans
	4Q	1Q	2Q	3Q	4Q	4Q
	2020	2021	2021	2021	2021	2021

Global Consumer Banking(2)
Total	$2,507	$2,175	$1,790	$1,488	$1,521	$267.3
Ratio	0.89%	0.81%	0.66%	0.58%	0.57%

Retail banking(2)
Total	$632	$598	$560	$479	$462	$115.6
Ratio	0.49%	0.48%	0.45%	0.41%	0.40%
North America(2)	$299	$263	$236	$221	$228	$48.1
Ratio	0.58%	0.52%	0.48%	0.47%	0.49%
Latin America	$130	$142	$127	$117	$107	$8.6
Ratio	1.33%	1.56%	1.40%	1.34%	1.24%
Asia(3)(4)	$203	$193	$197	$141	$127	$58.9
Ratio	0.31%	0.29%	0.30%	0.24%	0.22%

Cards
Total	$1,875	$1,577	$1,230	$1,009	$1,059	$151.7
Ratio	1.22%	1.11%	0.84%	0.70%	0.70%
North America - Citi-branded	$686	$590	$457	$362	$389	$87.9
Ratio	0.82%	0.75%	0.56%	0.44%	0.44%
North America - retail services	$644	$591	$463	$421	$482	$46.0
Ratio	1.39%	1.39%	1.08%	0.99%	1.05%
Latin America	$233	$173	$122	$81	$76	$4.7
Ratio	4.85%	4.02%	2.77%	1.88%	1.62%
Asia(3)(4)	$312	$223	$188	$145	$112	$13.1
Ratio	1.74%	1.33%	1.15%	1.07%	0.85%

Corporate/Other - consumer(2)	$313	$277	$259	$221	$221	$3.9
Ratio	5.13%	4.86%	5.51%	5.67%	6.14%

Total Citigroup(2)	$2,820	$2,452	$2,049	$1,709	$1,742	$271.2
Ratio	0.98%	0.90%	0.75%	0.65%	0.65%

(1)	The ratio of 90+ days past due is calculated based on end-of-period loans, net of unearned income.
(2)

The 90+ days past due and related ratios for North America retail banking and Corporate/Other North America exclude loans guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies. See footnote 2 on page 9 and footnote 1 on page 17.

(3)	Asia includes delinquency amounts, ratios and loans of certain EMEA countries for all periods presented.
(4)

Asia delinquency amounts reflect the reclass of loans to Other assets beginning in 3Q21 related to the announced sale of Citi's consumer banking operations in Australia, and beginning in 4Q21 related to the announced sale of Citi's consumer banking operations in the Philippines.

Reclassified to conform to the current period's presentation.

CONSUMER LOANS 30-89 DAYS DELINQUENCIES AND RATIOS

BUSINESS VIEW

(In millions of dollars, except EOP loan amounts in billions)

	Loans 30-89 Days Past Due(1)					EOP Loans
	4Q	1Q	2Q	3Q	4Q	4Q
	2020	2021	2021	2021	2021	2021

Global Consumer Banking(2)
Total	$2,517	$2,003	$1,761	$1,668	$1,661	$267.3
Ratio	0.89%	0.75%	0.65%	0.65%	0.62%

Retail banking(2)
Total	$860	$662	$687	$589	$522	$115.6
Ratio	0.67%	0.53%	0.55%	0.51%	0.45%
North America(2)	$328	$220	$268	$250	$219	$48.1
Ratio	0.63%	0.44%	0.55%	0.53%	0.47%
Latin America	$220	$164	$134	$122	$106	$8.6
Ratio	2.24%	1.80%	1.47%	1.40%	1.23%
Asia(3)(4)	$312	$278	$285	$217	$197	$58.9
Ratio	0.47%	0.42%	0.43%	0.37%	0.33%

Cards
Total	$1,657	$1,341	$1,074	$1,079	$1,139	$151.7
Ratio	1.08%	0.94%	0.74%	0.75%	0.75%
North America - Citi-branded	$589	$484	$355	$375	$408	$87.9
Ratio	0.70%	0.62%	0.43%	0.45%	0.46%
North America - retail services	$639	$513	$415	$471	$539	$46.0
Ratio	1.38%	1.21%	0.97%	1.10%	1.17%
Latin America	$170	$115	$82	$68	$67	$4.7
Ratio	3.54%	2.67%	1.86%	1.58%	1.43%
Asia(3)(4)	$259	$229	$222	$165	$125	$13.1
Ratio	1.45%	1.36%	1.35%	1.22%	0.95%

Corporate/Other - consumer(2)	$179	$138	$111	$99	$88	$3.9
Ratio	2.93%	2.42%	2.36%	2.54%	2.44%

Total Citigroup(2)	$2,696	$2,141	$1,872	$1,767	$1,749	$271.2
Ratio	0.94%	0.78%	0.68%	0.67%	0.65%

(1)	The ratio of 30-89 days past due is calculated based on end-of-period loans, net of unearned income.
(2)

The 30-89 days past due and related ratios for North America retail banking and Corporate/Other North America exclude loans guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies. See footnote 2 on page 9 and footnote 1 on page 17.

(3)	Asia includes delinquency amounts, ratios and loans of certain EMEA countries for all periods presented.
(4)

Asia delinquency amounts reflect the reclass of loans to Other assets beginning in 3Q21 related to the announced sale of Citi's consumer banking operations in Australia, and beginning in 4Q21 related to the announced sale of Citi's consumer banking operations in the Philippines.

Reclassified to conform to the current period's presentation.

ALLOWANCE FOR CREDIT LOSSES ON LOANS AND UNFUNDED LENDING COMMITMENTS

(In millions of dollars)

						4Q21 Increase/		Full	FY	FY	FY 2021 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	Year	FY 2020 Increase/
	2020	2021	2021	2021	2021	3Q21	4Q20	2019	2020	2021	(Decrease)
Total Citigroup
Allowance for credit losses on loans (ACLL) at beginning of period	$26,426	$24,956	$21,638	$19,238	$17,715			$12,315	$12,783	$24,956
Adjustments to opening balance
Financial instruments—credit losses (CECL)(1)	-	-	-	-	-			-	4,201	-
Variable post-charge-off third-party collection costs(2)	-	-	-	-	-			-	(443)	-
Adjusted ACLL at beginning of period	26,426	24,956	21,638	19,238	17,715	(8%)	(33%)	12,315	16,541	24,956	51%
Gross credit (losses) on loans	(1,889)	(2,208)	(1,844)	(1,389)	(1,279)	8%	32%	(9,341)	(9,263)	(6,720)	27%
Gross recoveries on loans	417	460	524	428	413	(4%)	(1%)	1,573	1,652	1,825	10%
Net credit (losses) / recoveries on loans (NCLs)	(1,472)	(1,748)	(1,320)	(961)	(866)	(10%)	(41%)	(7,768)	(7,611)	(4,895)	(36%)
Replenishment of NCLs	1,472	1,748	1,320	961	866	(10%)	(41%)	7,768	7,611	4,895	(36%)
Net reserve builds / (releases) for loans	(1,818)	(3,068)	(2,184)	(1,010)	(1,021)	(1%)	44%	364	7,635	(7,283)	NM
Net specific reserve builds / (releases) for loans	(30)	(159)	(262)	(139)	(155)	(12%)	NM	86	676	(715)	NM
Provision for credit losses on loans (PCLL)	(376)	(1,479)	(1,126)	(188)	(310)	(65%)	18%	8,218	15,922	(3,103)	NM
Other, net(3)(4)(5)(6)(7)(8)	378	(91)	46	(374)	(84)	78%	NM	18	104	(503)
ACLL at end of period (a)	$24,956	$21,638	$19,238	$17,715	$16,455			$12,783	$24,956	$16,455

Allowance for credit losses on unfunded lending commitments (ACLUC)(9) (a)	$2,655	$2,012	$2,073	$2,063	$1,871			$1,456	$2,655	$1,871

Provision (release) for credit losses on unfunded lending commitments	$352	$(626)	$44	$(13)	$(193)			$92	$1,446	$(788)

Total allowance for credit losses on loans, leases and unfunded lending commitments [sum of (a)]	$27,611	$23,650	$21,311	$19,778	$18,326			$14,239	$27,611	$18,326

Total ACLL as a percentage of total loans(10)	3.73%	3.29%	2.88%	2.69%	2.49%

Consumer
ACLL at beginning of period	$19,488	$19,554	$17,554	$16,111	$14,668			$9,504	$9,897	$19,554
Adjustments to opening balance
Financial instruments—credit losses (CECL)(1)	-	-	-	-	-			-	4,922	-
Variable post-charge-off third-party collection costs(2)	-	-	-	-	-			-	(443)	-
Adjusted ACLL at beginning of period	19,488	19,554	17,554	16,111	14,668	(9%)	(25%)	9,504	14,376	19,554	36%

NCLs	(1,262)	(1,562)	(1,231)	(922)	(785)	(15%)	(38%)	(7,376)	(6,625)	(4,500)	(32%)
Replenishment of NCLs	1,262	1,562	1,231	922	785	(15%)	(38%)	7,376	6,625	4,500	(32%)
Net reserve builds / (releases) for loans	(289)	(1,795)	(1,364)	(966)	(904)	6%	NM	268	4,746	(5,029)	NM
Net specific reserve builds / (releases) for loans	61	(121)	(132)	(118)	(66)	44%	NM	107	394	(437)	NM
Provision for credit losses on loans (PCLL)	1,034	(354)	(265)	(162)	(185)	(14%)	NM	7,751	11,765	(966)	NM
Other, net (3)(4)(5)(6)(7)(8)	294	(84)	53	(359)	(82)	77%	NM	18	38	(472)	NM
ACLL at end of period (b)	$19,554	$17,554	$16,111	$14,668	$13,616			$9,897	$19,554	$13,616

Consumer ACLUC(9) (b)	$1	$1	$2	$3	$2			$4	$1	$2

Provision (release) for credit losses on unfunded lending commitments	$1	$-	$1	$1	$(2)			$1	$5	$-

Total allowance for credit losses on loans, leases and unfunded lending commitments [sum of (b)]	$19,555	$17,555	$16,113	$14,671	$13,618			$9,901	$19,555	$13,618

Consumer ACLL as a percentage of total consumer loans	6.77%	6.41%	5.84%	5.55%	5.02%

Corporate
ACLL at beginning of period	$6,938	$5,402	$4,084	$3,127	$3,047			$2,811	$2,886	$5,402
Adjustment to opening balance for CECL adoption(1)	-	-	-	-	-			-	(721)	-
Adjusted ACLL at beginning of period	6,938	5,402	4,084	3,127	3,047	(3%)	(56%)	2,811	2,165	5,402	NM

NCLs	(210)	(186)	(89)	(39)	(81)	NM	(61%)	(392)	(986)	(395)	(60%)
Replenishment of NCLs	210	186	89	39	81	NM	(61%)	392	986	395	(60%)
Net reserve builds / (releases) for loans	(1,529)	(1,273)	(820)	(44)	(117)	NM	92%	96	2,889	(2,254)	NM
Net specific reserve builds / (releases) for loans	(91)	(38)	(130)	(21)	(89)	NM	2%	(21)	282	(278)	NM
Provision for credit losses on loans (PCLL)	(1,410)	(1,125)	(861)	(26)	(125)	NM	91%	467	4,157	(2,137)	NM
Other, net(3)	84	(7)	(7)	(15)	(2)			-	66	(31)
ACLL at end of period (c)	$5,402	$4,084	$3,127	$3,047	$2,839			$2,886	$5,402	$2,839

Corporate ACLUC (9) (c)	$2,654	$2,011	$2,071	$2,060	$1,869			$1,452	$2,654	$1,869

Provision (release) for credit losses on unfunded lending commitments	$351	$(626)	$43	$(14)	$(191)			$91	$1,441	$(788)

Total allowance for credit losses on loans, leases and unfunded lending commitments [sum of (c)]	$8,056	$6,095	$5,198	$5,107	$4,708			$4,338	$8,056	$4,708

Corporate ACLL as a percentage of total corporate loans(10)	1.42%	1.06%	0.80%	0.77%	0.73%

Footnotes to this table are on the following page (page 24).

ALLOWANCE FOR CREDIT LOSSES ON LOANS AND UNFUNDED LENDING COMMITMENTS

The following footnotes relate to the table on the preceding page (page 23):

(1)	On January 1, 2020, Citi adopted Accounting Standards Update (ASU) No. 2016-13, Financial Instruments – Credit Losses (CECL) (Topic 326). The ASU introduces a new credit loss methodology requiring earlier recognition of credit losses while also providing additional transparency about credit risk. On January 1, 2020, Citi recorded a $4.1 billion, or an approximate 29%, pretax increase in the Allowance for credit losses, along with a $3.1 billion after-tax decrease in Retained earnings and a deferred tax asset increase of $1.0 billion. This transition impact reflects (i) a $4.9 billion build to the Allowance for credit losses for Citi's consumer exposures, primarily driven by the impact on credit card receivables of longer estimated tenors under the CECL lifetime expected credit loss methodology compared to shorter estimated tenors under the probable loss methodology under prior U.S. GAAP, net of recoveries; and (ii) a release of $0.8 billion of reserves related to Citi's corporate net loan loss exposures, largely due to more precise contractual maturities that result in shorter remaining tenors, incorporation of recoveries and use of more specific historical loss data based on an increase in portfolio segmentation across industries and geographies.

Attribution of the allowance is made for analytical purposes only, and the entire allowance is available to absorb losses in the portfolios.

The balances on page 23 do not include approximately $0.1 billion of allowance for HTM debt securities and other assets at December 31, 2021.

(2)	In 2020, Citi revised its accounting conclusion from a "change in accounting estimate effected by a change in accounting principle" to a "change in accounting principle", which requires an adjustment to January 1, 2020 opening reflected this change as if it were effective as of January 1, 2020. Citi recorded an increase to its beginning retained earnings on January 1, 2020 of $330 million and a decrease of $443 million in its allowance for credit losses on loans, as well as a $113 million decrease in Other assets related to income taxes.
(3)	Includes all adjustments to the allowance for credit losses, such as changes in the allowance from acquisitions, dispositions, securitizations, foreign currency translation (FX translation), purchase accounting adjustments, etc.
(4)	4Q20 consumer includes an increase of approximately $292 million related to FX translation. The corporate allowance is predominantly sourced in U.S. dollars.
(5)	1Q21 consumer includes a decrease of approximately $84 million related to FX translation.
(6)	2Q21 consumer includes an increase of approximately $53 million related to FX translation.
(7)	3Q21 includes an approximate $280 million reclass related to the announced sale of Citi's consumer banking operations in Australia. The ACLL was reclassified to Other assets during 3Q21. 3Q21 consumer also includes a decrease of approximately $80 million related to FX translation.
(8)	4Q21 includes an approximate $90 million reclass related to the announced sale of Citi's consumer banking operations in the Philippines. The ACLL was reclassified to Other assets during 4Q21. 4Q21 consumer also includes a decrease of approximately $6 million related to FX translation.
(9)	Represents additional credit reserves recorded as other liabilities on the Consolidated Balance Sheet.

(10)December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021 exclude $7.1 billion,$7.5 billion, $7.7 billion, 7.2 billion and $6.1 billion, respectively, of loans that are carried at fair value.NM Not meaningful.

Reclassified to conform to the current period's presentation.

COMPONENTS OF PROVISION FOR CREDIT LOSSES ON LOANS

(In millions of dollars)

						4Q21 Increase/		Full	FY	FY	FY 2021 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	Year	FY 2020 Increase/
	2020	2021	2021	2021	2021	3Q21	4Q20	2019	2020	2021	(Decrease)

Institutional Clients Group
Net credit losses	$210	$186	$89	$40	$81	NM	(61%)	$394	$987	$396	(60%)
Credit reserve build / (release)	(1,620)	(1,312)	(949)	(65)	(207)	NM	87%	71	3,172	(2,533)	NM

Global Consumer Banking
Net credit losses	1,272	1,580	1,253	944	805	(15%)	(37%)	7,382	6,646	4,582	(31%)
Credit reserve build / (release)	(193)	(1,806)	(1,398)	(1,031)	(939)	9%	NM	439	4,951	(5,174)	NM
North America
Net credit losses	870	950	817	617	553	(10%)	(36%)	5,583	4,990	2,937	(41%)
Credit reserve build / (release)	(85)	(1,417)	(915)	(809)	(833)	(3%)	NM	469	4,115	(3,974)	NM
Retail Banking
Net credit losses	31	26	24	22	37	68%	19%	161	132	109	(17%)
Credit reserve build / (release)	(38)	(117)	(75)	(45)	88	NM	NM	(10)	302	(149)	NM
Citi-Branded Cards
Net credit losses	500	551	467	357	284	(20%)	(43%)	2,864	2,708	1,659	(39%)
Credit reserve build / (release)	(39)	(699)	(564)	(259)	(615)	NM	NM	396	2,607	(2,137)	NM
Citi Retail Services
Net credit losses	339	373	326	238	232	(3%)	(32%)	2,558	2,150	1,169	(46%)
Credit reserve build / (release)	(8)	(601)	(276)	(505)	(306)	39%	NM	83	1,206	(1,688)	NM
Latin America
Net credit losses	162	365	250	175	130	(26%)	(20%)	1,109	866	920	6%
Credit reserve build / (release)	(83)	(163)	(423)	(178)	(61)	66%	27%	(38)	316	(825)	NM
Retail Banking
Net credit losses	68	168	99	77	66	(14%)	(3%)	494	377	410	9%
Credit reserve build / (release)	(73)	(106)	(198)	(74)	(46)	38%	37%	(63)	137	(424)	NM
Citi-Branded Cards
Net credit losses	94	197	151	98	64	(35%)	(32%)	615	489	510	4%
Credit reserve build / (release)	(10)	(57)	(225)	(104)	(15)	86%	(50%)	25	179	(401)	NM
Asia(1)
Net credit losses	240	265	186	152	122	(20%)	(49%)	690	790	725	(8%)
Credit reserve build / (release)	(25)	(226)	(60)	(44)	(45)	(2%)	(80%)	8	520	(375)	NM
Retail Banking
Net credit losses	86	80	70	62	48	(23%)	(44%)	255	296	260	(12%)
Credit reserve build / (release)	(4)	(60)	(20)	(5)	(24)	NM	NM	19	210	(109)	NM
Citi-Branded Cards
Net credit losses	154	185	116	90	74	(18%)	(52%)	435	494	465	(6%)
Credit reserve build / (release)	(21)	(166)	(40)	(39)	(21)	46%	-	(11)	310	(266)	NM

Corporate / Other
Net credit losses	(10)	(18)	(22)	(23)	(20)	13%	(100%)	(8)	(22)	(83)	NM
Credit reserve build / (release)	(35)	(109)	(99)	(53)	(30)	43%	14%	(60)	188	(291)	NM

Total provision for credit losses on loans	$(376)	$(1,479)	$(1,126)	$(188)	$(310)	(65%)	18%	$8,218	$15,922	$(3,103)	NM

(1)	Asia GCB includes NCLs and credit reserve builds (releases) for certain EMEA countries for all periods presented.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

NON-ACCRUAL ASSETS

(In millions of dollars)

						4Q21 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2020	2021	2021	2021	2021	3Q21	4Q20

Non-accrual loans(1)
Corporate non-accrual loans by region
North America	$1,928	$1,566	$1,154	$1,166	$801	(31%)	(58%)
EMEA	661	591	480	444	399	(10%)	(40%)
Latin America	719	739	767	679	568	(16%)	(21%)
Asia	219	210	175	111	109	(2%)	(50%)
Total	$3,527	$3,106	$2,576	$2,400	$1,877	(22%)	(47%)

Consumer non-accrual loans by region(1)
North America	$1,059	$961	$879	$772	$759	(2%)	(28%)
Latin America	774	720	612	549	524	(5%)	(32%)
Asia(2)	308	303	315	268	219	(18%)	(29%)
Total	$2,141	$1,984	$1,806	$1,589	$1,502	(5%)	(30%)

Other real estate owned (OREO)(3)
Institutional Clients Group	$11	$10	$6	$4	$14	NM	27%
Global Consumer Banking	10	13	7	7	6	(14%)	(40%)
Corporate/Other	22	20	20	10	7	(30%)	(68%)
Total	$43	$43	$33	$21	$27	29%	(37%)

OREO by region
North America	$19	$14	$12	$10	$15	50%	(21%)
EMEA	-	-	-	-	-	-	-
Latin America	7	10	11	10	8	(20%)	14%
Asia	17	19	10	1	4	NM	(76%)
Total	$43	$43	$33	$21	$27	29%	(37%)

Non-accrual assets (NAA)(4)
Corporate non-accrual loans	$3,527	$3,106	$2,576	$2,400	$1,877	(22%)	(47%)
Consumer non-accrual loans	2,141	1,984	1,806	1,589	1,502	(5%)	(30%)
Non-accrual loans (NAL)	5,668	5,090	4,382	3,989	3,379	(15%)	(40%)
OREO	43	43	33	21	27	29%	(37%)
Non-Accrual Assets (NAA)	$5,711	$5,133	$4,415	$4,010	$3,406	(15%)	(40%)

NAL as a percentage of total loans	0.84%	0.76%	0.65%	0.60%	0.51%
NAA as a percentage of total assets	0.25%	0.22%	0.19%	0.17%	0.15%
Allowance for loan losses as a percentage of NAL	440%	425%	439%	444%	487%

(1)

Corporate loans are placed on non-accrual status based upon a review by Citigroup's risk officers. Corporate non-accrual loans may still be current on interest payments. With limited exceptions, the following practices are applied for consumer loans: consumer loans, excluding credit cards and mortgages, are placed on non-accrual status at 90 days past due, and are charged off at 120 days past due; residential mortgage loans are placed on non-accrual status at 90 days past due and written down to net realizable value at 180 days past due. Consistent with industry conventions, Citigroup generally accrues interest on credit card loans until such loans are charged off, which typically occurs at 180 days contractual delinquency. As such, the non-accrual loan disclosures do not include credit card loans. The balances above represent non-accrual loans within Consumer Loans and Corporate Loans on the Consolidated Balance Sheet.

(2)	Asia GCB includes balances for certain EMEA countries for all periods presented.
(3)

Represents the carrying value of all property acquired by foreclosure or other legal proceedings when Citigroup has taken possession of the collateral. Also includes former premises and property for use that is no longer contemplated.

(4)	There is no industry-wide definition of non-accrual assets. As such, analysis against the industry is not always comparable.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

CITIGROUP

CET1 CAPITAL AND SUPPLEMENTARY LEVERAGE RATIOS, TANGIBLE COMMON EQUITY, BOOK VALUE PER

SHARE AND TANGIBLE BOOK VALUE PER SHARE

(In millions of dollars or shares, except per share amounts and ratios)

	December 31,	March 31,	June 30,	September 30,	December 31,
Common Equity Tier 1 Capital Ratio and Components(1)	2020	2021	2021	2021(2)	2021(2)(3)
Citigroup common stockholders' equity(4)	$180,118	$182,402	$184,289	$183,005	$183,108
Add: qualifying noncontrolling interests	141	132	138	136	143
Regulatory capital adjustments and deductions:
Add:
CECL transition and 25% provision deferral(5)	5,348	4,359	3,774	3,389	3,028
Less:
Accumulated net unrealized gains (losses) on cash flow hedges, net of tax	1,593	1,037	864	663	101
Cumulative unrealized net gain (loss) related to changes in fair value of financial liabilities attributable to own creditworthiness, net of tax	(1,109)	(1,172)	(1,258)	(1,317)	(896)
Intangible assets:
Goodwill, net of related deferred tax liabilities (DTLs)(6)	21,124	20,854	20,999	20,689	20,619
Identifiable intangible assets other than mortgage servicing rights (MSRs), net of related DTLs	4,166	4,054	3,986	3,899	3,840
Defined benefit pension plan net assets; other	921	1,485	2,040	2,068	2,077
Deferred tax assets (DTAs) arising from net operating loss, foreign tax credit and general business credit carry-forwards	11,638	11,691	11,192	10,897	10,809
Common Equity Tier 1 Capital (CET1)	$147,274	$148,944	$150,378	$149,631	$149,729
Risk-Weighted Assets (RWA)(5)	$1,255,284	$1,263,926	$1,271,046	$1,284,316	$1,224,218
Common Equity Tier 1 Capital ratio (CET1/RWA)	11.73%	11.78%	11.83%	11.65%	12.2%

Supplementary Leverage Ratio and Components

Common Equity Tier 1 Capital (CET1)(5)	$147,274	$148,944	$150,378	$149,631	$149,729
Additional Tier 1 Capital (AT1)(7)	19,779	21,540	19,258	19,271	20,264
Total Tier 1 Capital (T1C) (CET1 + AT1)	$167,053	$170,484	$169,636	$168,902	$169,993
Total Leverage Exposure (TLE)(5)(8)	$2,386,881	$2,450,412	$2,903,655	$2,911,050	$2,957,155
Supplementary Leverage ratio (T1C/TLE)	7.00%	6.96%	5.84%	5.80%	5.7%

Tangible Common Equity, Book Value Per Share and Tangible Book Value Per Share
Common stockholders' equity	$179,962	$182,269	$184,164	$182,880	$182,977
Less:
Goodwill	22,162	21,905	22,060	21,573	21,299
Intangible assets (other than MSRs)	4,411	4,308	4,268	4,144	4,091
Goodwill and identifiable intangible assets (other than MSRs) related to assets HFS	-	-	-	257	510
Tangible common equity (TCE)	$153,389	$156,056	$157,836	$156,906	$157,077
Common shares outstanding (CSO)	2,082.1	2,067.0	2,026.8	1,984.3	1,984.4
Book value per share (common equity/CSO)	$86.43	$88.18	$90.86	$92.16	$92.21
Tangible book value per share (TCE/CSO)	$73.67	$75.50	$77.87	$79.07	$79.16

(1)	See footnote 7 on page 1.
(2)	See footnote 3 on page 3.
(3)	Preliminary.
(4)	Excludes issuance costs related to outstanding preferred stock in accordance with Federal Reserve Board regulatory reporting requirements.
(5)	See footnote 8 on page 1.
(6)	Includes goodwill “embedded” in the valuation of significant common stock investments in unconsolidated financial institutions.
(7)	Additional Tier 1 Capital primarily includes qualifying noncumulative perpetual preferred stock and qualifying trust preferred securities.
(8)

Commencing with the second quarter of 2020 and continuing through the first quarter of 2021, Citigroup's TLE temporarily excluded U.S. Treasuries and deposits at Federal Reserve banks. For additional information, please refer to the "Capital Resources" section of Citigroup's 2020 Form 10-K.

Reclassified to conform to the current period's presentation.